UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Universal Biosensors, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Universal Biosensors, Inc.
ABN 51 121 559 993

1 Corporate Avenue
Rowville Victoria 3178
Australia

Telephone: +61 3 9213 9000
Facsimile: +61 3 9213 9099
Email: info@universalbiosensors.com www.universalbiosensors.com

March 19, 2010

Dear Stockholder (including a holder of a “Chess Depositary Interest” (“CDI”)):

You are cordially invited to the Meeting of Stockholders of Universal Biosensors, Inc. (the “Company”, “we”, “our” or “UBI”), to be held at Level 12, 117 York Street, Sydney NSW 2000 Australia on May 13, 2010 at 10:00 a.m. Australian Eastern Standard Time.

We discuss the matters to be acted upon at the meeting in more detail in the attached Notice of Meeting and Proxy Statement. A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2009 is available at our website at www.universalbiosensors.com and previously has been distributed to shareholders or is accompanying this Proxy Statement. We encourage you to read the annual report. It includes our audited financial statements and other important information about us.

To ensure your representation, if you are a CDI Holder please sign, date and return the enclosed CDI Voting Instruction Form or give your instructions online. If you are a stockholder, please sign, date and return the enclosed Proxy Card. We hope that you can attend the Meeting.

Thank you for your continued support of Universal Biosensors.

Yours sincerely,

/s/ Mark Morrisson
Mr. Mark Morrisson
Chief Executive Officer

UNIVERSAL BIOSENSORS, INC.

NOTICE OF MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 2010

March 19, 2010

NOTICE IS HEREBY GIVEN that the 2010 Meeting of Stockholders (the “Meeting”) of Universal Biosensors, Inc. (ARBN 121 559 993) (the “Company”) will be held on May 13, 2010 at 10:00 a.m. Australian Eastern Standard Time at Level 12, 117 York Street, Sydney NSW 2000 Australia, for the following purposes:

1) To re-elect two members of the Board of Directors to hold office until the Meeting of Stockholders in 2013, or until their successors are duly elected and qualified;

2) To adopt and approve the remuneration report of the Company for the fiscal year ended December 31, 2009 (advisory vote);

3) To authorize and approve the grant of the following securities to Mr. Mark Morrisson;

(a) 180,000 zero exercise price employee options to acquire shares of our common stock;

(b) 150,000 market price employee options to purchase shares of our common stock;

(c) 581 restricted shares of our common stock; and

4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE MEETING TO BE HELD ON MAY 13, 2010

Date and Time:	Thursday, May 13, 2010 at 10:00 a.m. Australian Eastern Standard Time

Place:	Level 12, 117 York Street, Sydney NSW 2000 Australia

Items of Business:	1) To re-elect two members of the Board of Directors to hold office until the Meeting of Stockholders in 2013, or until their successors are duly elected and qualified;

2) To adopt and approve the remuneration report of the Company for the fiscal year ended December 31, 2009 (advisory vote);

3) To authorize and approve the grant of the following securities to Mr. Mark Morrisson;

(a) 180,000 zero exercise price employee options to acquire shares of our common stock;

(b) 150,000 market price employee options to purchase shares of our common stock;

(c) 581 restricted shares of our common stock; and

4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors recommends that you vote “For” each of the above mentioned proposals.

Record Date:	The record date for the determination of (i) stockholders of record entitled to receive notice of and to vote at the Meeting and (ii) holders of CDIs of record entitled to receive notice of and to direct CHESS Depositary Nominees Pty Ltd ACN 071 346 506 (“CDN”) how to vote at the Meeting, or any adjournments or postponements thereof is the close of business on April 2, 2010. A complete list of stockholders and CDI holders of record on the record date will be available at the Company’s executive offices located at 1 Corporate Avenue, Rowville VIC 3178 and at Level 12, 117 York Street, Sydney NSW 2000 Australia, for ten days before the Meeting.

Internet Availability of Documents:	You may access a copy of the proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 at www.universalbiosensors.com

These items are fully discussed in the following pages, which are made part of this notice.

Your Board of Directors recommends that you vote “FOR” the nominees for the Board, “FOR” the adoption and approval of the remuneration report of the Company and “FOR” the authorization and approval of the grant of securities to Mr. Mark Morrisson.

If you are a stockholder, you are encouraged to vote your shares by attending the meeting or by signing, dating and mailing your Proxy Card to the Company’s registrar in the enclosed envelope. If you are a CDI holder, you are encouraged to vote your CDIs by signing, dating and mailing your CDI Voting Instruction Form to the Company’s registrar in the enclosed envelope. Instructions for voting are set forth on the CDI Voting Instruction Form. Alternatively, holders of CDIs can direct CDN how to vote online by following the instructions at www.registries.com.au/vote/ubiagm2010.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Cameron Billingsley
Cameron Billingsley
Corporate Secretary

YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES/CDIs OR MANY.

This Proxy Statement is dated March 19, 2010 and is being first mailed to stockholders and CDI Holders of UBI on or about April 9, 2010.

UNIVERSAL BIOSENSORS, INC.

PROXY STATEMENT FOR MEETING OF STOCKHOLDERS
To be held May 13, 2010

UNIVERSAL BIOSENSORS, INC.

PROXY STATEMENT FOR MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2010

INFORMATION ABOUT SOLICITATION AND VOTING

General

The enclosed proxy and CDI Voting Instruction Form is solicited by the Board of Directors of Universal Biosensors, Inc. (the “Company” or “UBI”) for use in voting at the meeting of stockholders (the “Meeting”) to be held on May 13, 2010 at 10:00 a.m. Australian Eastern Standard Time at Level 12, 117 York Street, Sydney NSW 2000 Australia, and any postponement or adjournment of that meeting. Directions to the Meeting can be obtained by calling +61 (2) 8115 9805 or +61 (3) 9213 9000. The purpose of the Meeting is to consider and vote upon the proposals outlined in this Proxy Statement and the attached notice. The Company’s telephone number is +61 3 9213 9000.

Record Date and Voting Securities

As of the close of business on March 17, 2010, there were in total 157,292,845 shares of common stock outstanding, par value US$.0001 per share. 157,252,175 of our outstanding shares are held by CHESS Depositary Nominees Pty Ltd ACN 071 346 506 (“CDN”), a wholly-owned subsidiary of ASX Limited ACN 008 624 691, which operates the Australian Securities Exchange (“ASX”) and the balance is held by 70 of our employees. Securities of companies incorporated outside of Australia, such as UBI, are traded as CHESS Depositary Interests (“CDIs”) on the ASX. CDIs represent beneficial interests in the common stock held by CDN. CDIs are traded on the ASX. As of March 17, 2010, there were 157,252,175 CDIs on issue and available to be traded on ASX. As of March 17, 2010, there were 71 holders of shares (including CDN) and 1,412 holders of CDIs (“CDI Holders” or “Holders of CDIs”).

CDIs are exchangeable, at the option of the holder, into shares of our common stock at a ratio of 1:1. Holders of CDIs have the right to direct CDN, as the holder of record of the underlying shares of common stock represented by their CDIs, how it should vote the underlying shares of common stock represented by their CDIs and to attend stockholders’ meetings of the Company. If CDN does not receive a duly executed CDI Voting Instruction Form from a CDI Holder as to how to vote the underlying shares represented by those CDIs, those shares will not be voted and will not be considered present at the Meeting for quorum purposes. A holder of CDIs will be entitled to vote at the Meeting only if such holder directs CDN to designate such holder as proxy to vote the underlying shares of common stock represented by CDIs held by such holder. Holders of CDIs who wish to direct CDN how to vote the underlying shares of common stock represented by their CDIs should complete and return the enclosed CDI Voting Instruction Form or submit their instructions online by following the instructions on the CDI Voting Instruction Form, which is being delivered with this Proxy Statement to each CDI Holder.

The record date is April 2, 2010 (the “Record Date”). Only stockholders and CDI Holders of record on the books of the Company at the close of business on the Record Date are (1) with respect to stockholders, entitled to receive notice of and to vote at, and (2) with respect to CDI Holders, to receive notice of and to direct CDN how to vote at, the Meeting and any adjournments thereof. Under arrangements established between the Company and CDN in connection with the issuance of CDIs, the holders of CDIs at the close of business on the Record Date are entitled to notice of and to attend the Meeting and to direct CDN how to vote by completing a CDI Voting Instruction Form or by submitting their voting instructions online.

Voting and Solicitation

Each stockholder of record can vote at the Meeting by attending the Meeting in person and voting at the Meeting or by completing and returning the enclosed properly dated and duly executed Proxy Card, to Registries Limited or the Company no later than 10:00 a.m. Australian Eastern Standard Time on May 13,

2010 in the manner set out below but may alternatively deliver a completed Proxy Card to us at the Meeting.

Each CDI Holder may direct CDN how it should vote at the Meeting by completing and returning the enclosed CDI Voting Instruction Form as set forth below. If you are a CDI Holder and you wish to direct CDN to designate you as proxy to vote the underlying shares of common stock represented by CDIs held by you and attend the Meeting in person, you are encouraged to return your properly dated and duly executed CDI Voting Instruction Form to Registries or the Company in the manner set out below but may also deliver the completed CDI Voting Instruction Form to us at the Meeting. Alternatively, CDI Holders may submit their instructions online by visiting www.registries.com.au/vote/ubiagm2010 by no later than 10:00 a.m. Australian Eastern Standard Time on May 13, 2010. To use the online facility you will need the secure access information set out on your CDI Voting Instruction Form.

Holders of CDIs who wish to direct CDN how to vote but who are not attending the Meeting must return their duly executed voting instructions, via the enclosed CDI Voting Instruction Form, to Registries Limited or the Company no later than 10:00 a.m. Australian Eastern Standard Time on May 13, 2010 in the manner set out below. Alternatively, CDI Holders may submit their instructions online by visiting www.registries.com.au/vote/ubiagm2010.

By hand	Registries Limited, Level 7, 207 Kent Street, Sydney NSW 2000, Australia;
By post	Registries Limited, GPO Box 3993, Sydney NSW 2001, Australia; or Universal Biosensors, Inc., 1 Corporate Avenue, Rowville VIC 3178, Australia;
By facsimile	Registries Limited on +61 2 9279 0664; or Universal Biosensors, Inc. on +61 3 9213 9099.

At the Meeting, Proxy Holders and CDN may only vote the shares represented by all properly dated, executed and returned Proxy Cards (in the case of stockholders) and properly dated, executed and returned CDI Voting Instruction Form (in the case of CDI Holders) in accordance with the instructions of the respective stockholders and CDI holders (proxies cannot be voted for a greater number of persons than the number of nominees named). If no specific instructions are given on a properly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders), the shares will be voted “FOR” the nominees for the Board, “FOR” the adoption and approval of the remuneration report of the Company and “FOR” the authorization and approval of the grant of securities to Mark Morrisson. In addition, if other matters come before the Meeting, the Proxy Holders and CDN will vote in accordance with their or its best judgment with respect to such matters. On all matters to be voted on, each share and, accordingly, each CDI, has one vote.

We are making this proxy solicitation by and on behalf of the Board of Directors. The cost of preparing, assembling, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Proxies may be solicited personally or by telephone, electronic mail or facsimile by the Company’s officers, directors and regular employees, none of whom will receive additional compensation for assisting with solicitation.

Quorum; Required Vote

A quorum is required for the transaction of business during the Meeting. A quorum is present when the holders of a one-third of the common stock issued and outstanding and entitled to vote at a meeting, are present in person or represented by proxy. Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” on a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as votes cast by the common stock present in person or represented by proxy at the Meeting and entitled to vote on the subject matter. If no specific instructions are given on a properly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders), the shares will be treated as being present at the Meeting for purposes of establishing a quorum.

The candidates for election as directors at the Meeting who receive the highest number of affirmative votes present or represented by proxy and entitled to vote at the Meeting will be elected. The approval of the Company’s 2009 Remuneration Report is not required by applicable U.S. law, but is customary for Australian

ASX listed companies. The affirmative vote of a majority of shares of the Company’s common stock present or represented by proxy and entitled to vote at the Meeting will constitute approval of the report, but as with other Australian companies, this approval is advisory in nature and will not bind the Board of Directors. The affirmative vote of a majority of shares of the Company’s common stock present or represented by proxy and entitled to vote at the Meeting will constitute approval to issue the specified securities to Mr. Mark Morrisson. The approval is not required under applicable U.S. law but is required under the ASX Listing Rules.

Abstentions will not be counted with respect to the election of directors, but will have the effect of negative votes with respect to the securities grant approval and advisory vote on the Remuneration Report.

A broker “non-vote” occurs when your broker (if applicable) submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received specific voting instructions from you. If your shares are held by a broker, the broker may require your instructions in order to vote your shares. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. If the proposal is considered “routine,” the broker may vote your shares in its discretion. For other proposals, the broker may not vote your shares without your instructions.

Revocability of Proxies

If you are a stockholder entitled to vote or CDI Holder and you have submitted a Proxy Card or CDI Voting Instruction Form (as applicable), you may revoke your Proxy Card or CDI Voting Instruction Form at any time before the Meeting by delivering a written revocation to the Corporate Secretary of the Company or by delivering a duly executed Proxy Card or CDI Voting Instruction Form bearing a later date.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our Board of Directors has been structured as a ‘staggered Board’ comprising three classes of directors with members in each class of directors serving for staggered three-year terms or until his or her successor is duly elected or until his or her earlier death, resignation or removal. The Board of Directors currently consists of two Class I directors (currently Mr. Andrew Denver and Mr. Andrew Jane), whose term will expire at the Meeting of stockholders to be held in 2012, three Class II directors (currently Mr. Denis Hanley, Dr. Elizabeth Wilson and Mr. Mark Morrisson), whose term will expire at the Meeting of stockholders to be held in 2011, and two Class III directors (currently Mr. Marshall Heinberg and Dr. Colin Adam) whose term will expire at the Meeting of stockholders at this year’s Meeting of stockholders. Mr. Marshall Heinberg was appointed by the Board of Directors of the Company as a Class III director on January 11, 2010 to fill a vacancy created by the retirement of Mr. Charles Kiefel as a Class III director.

Two (2) director nominees are seeking to be re-elected at the Meeting to hold office until the Meeting in 2013, or until their successors are duly elected and qualified: Mr. Marshall Heinberg and Dr. Colin Adam. Both of the nominees are presently directors whose term will expire at the Meeting. For details of the qualifications, skills and experience of each of the relevant directors, refer to the section below titled “Management of the Company — Board of Directors”. The nominees are willing to be elected and to serve for the three-year term. Management expects that the nominees will be available for election, but if any nominee is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee or nominees to be designated by the Board of Directors to fill any such vacancy. See also “Management of the Company.”

The Board of Directors unanimously recommends that you vote FOR the election of each of the nominated directors. The proxy holders and CDN will vote as directed on the Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders) or, if no direction is made in a duly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders), “FOR” this proposal. The election of each director requires a plurality of the shares of Common Stock present and voting at the Meeting.

PROPOSAL TWO — ADVISORY VOTE ON 2009 REMUNERATION REPORT

The Company is providing stockholders and CDI Holders the opportunity to vote in respect of the remuneration report of the Company. The vote on the resolution is advisory in nature and does not bind the Board in any way. If the stockholders do not approve the remuneration report, the Remuneration and Nomination Committee will consider if it should change any of its remuneration policies in the future. The remuneration report comprises the sections set out in this Proxy Statement in the section titled “Compensation of Directors”, “Compensation Discussion and Analysis”, “Compensation Committee Report”, “Summary Compensation Table”, “Grants of Plan-Based Awards During 2009” and “Narrative disclosure to summary compensation table and grants”. As noted above, a vote in relation to the Remuneration Report is not required by applicable U.S. law, but is customary for Australian ASX listed companies.

The Board of Directors unanimously recommends that you vote FOR this proposal to approve the Company’s 2009 Remuneration Report. The proxy holders and CDN will vote as directed on the Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders) or, if no direction is made in a duly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders), “FOR” this proposal. In order to be adopted as an advisory vote, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Meeting.

PROPOSAL THREE — GRANT OF SECURITIES

The grant of securities to directors under our incentive schemes requires the approval of shareholders under ASX Listing Rule 10.14. In accordance with ASX Listing Rule 10.14, the Company is seeking the approval of the grant of the following securities to Mr. Mark Morrisson, the Company’s Chief Executive Officer and Executive Director:

•	180,000 zero exercise price employee options to acquire shares of our common stock (“ZEPOs”);

•	150,000 market price employee options to purchase shares of our common stock (“Employee Options”); and

•	581 restricted fully paid shares of our common stock (“Restricted Shares”).

Proposal 3(a)

Following annual reviews of senior executive performance, on May 15, 2009, and June 29, 2009, our Board approved the grant of 37,500 and 142,500 ZEPOs, respectively, to our Chief Executive Officer, Mr. Mark Morrisson, subject to the receipt of stockholder approval. The ZEPOs were approved to be granted to Mr. Mark Morrisson at the same time as the Company granted ZEPOs to our other senior executives. The ZEPOs would be granted pursuant to the terms and conditions of our employee option plan (the “Employee Option Plan”). The 180,000 ZEPOs are proposed to be granted for no cash consideration and with a zero exercise price. The proposed options would vest as follows:

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
Vesting Date	2009	2010	2011	2012	2013	2014

No. of ZEPOs	12,500	26,667	42,500	47,500	33,333	17,500

In accordance with the Employee Option Plan, if a formal takeover offer is made for the Company, all options which have not yet vested will automatically vest. When exercisable, each ZEPO would entitle Mr. Morrisson to subscribe for one fully paid share of our common stock. Each share issued on exercise of a ZEPO will have the same terms, conditions and entitlements as all of the other shares of our common stock then on issue. While Mr. Morrisson is an executive of the Company, shares issued on exercise of the 142,500 ZEPOs approved to be granted on February 11, 2010 are not able to be traded until the Board of Directors grants approval, which may be granted or withheld at its sole discretion, for the shares to be traded.

Further information about our remuneration framework for senior executive officers, including the use of ZEPOs, is set out in the remuneration report contained in this Proxy Statement. Our Board of Directors consider ZEPOs and Employee Options a reward for past performance and a key tool in retaining and incentivizing senior executives. The Company intends to grant ZEPOs to senior executives of the Company on a recurring basis.

Proposal 3(b)

Following receipt of initial regulatory clearance to sell the blood glucose product developed by the Company with LifeScan, Inc., on November 10, 2009, our Board approved the grant of 150,000 market price Employee Options and 581 Restricted Shares, to Mr. Mark Morrisson, subject to the receipt of stockholder approval. Initial regulatory clearance to sell the blood glucose product in 2009 represented a significant key performance indicator for Mr. Morrisson and other employees of the Company.

Employee Options and Restricted Shares were consequently issued to all other employees of the Company at this time.

The 150,000 Employee Options are proposed to be granted for no cash consideration and with an exercise price of A$1.72 on terms generally consistent with the existing options granted by the Company. The exercise price has been calculated as the average closing price of the Company’s shares on ASX on the five days on which the shares traded prior to the date the Board approved the grant of the options to the Chief Executive Officer and other employees of the Company. The Employee Options would be granted pursuant to the terms and conditions of the Employee Option Plan. The proposed options would vest in three equal tranches with the first tranche vesting on December 31, 2010, the second tranche vesting on December 31, 2011 and the final tranche vesting on December 31, 2012. In accordance with the Employee Option Plan, if a formal takeover offer is made for the Company, all options which have not yet vested will automatically vest. When exercisable, each Employee Option would entitle Mr. Morrisson to subscribe for one fully paid share of our common stock. Each share issued on exercise of an Employee Option will have the same terms, conditions and entitlements as all of the other shares of our common stock then on issue. While Mr. Morrisson is an executive of the Company, shares issued on exercise of the 150,000 Employee Options approved to be granted on February 11, 2010 are not able to be traded until the Board of Directors grants approval, which may be granted or withheld at its sole discretion, for the shares to be traded.

Proposal 3(c)

As noted above, following receipt of initial regulatory clearance to sell the blood glucose product, on November 10, 2009, our Board approved the grant of 581 Restricted Shares to Mr. Mark Morrisson pursuant to the terms of our employee share plan (the “Employee Share Plan”), subject to the receipt of stockholder approval. No consideration is payable in connection with the issue of Restricted Shares. The Restricted Shares have the same terms, conditions and entitlements (including par value) as our existing shares of common stock but are not able to be traded until the earlier of the following:

•	three years from the date on which the Restricted Shares are issued; or

•	the date the CEO ceases to be an employee of the Company or any of its associated group of companies.

Restricted Shares were issued to all other employees of the Company in recognition of the achievement of initial regulatory clearance to sell the blood glucose product. The Company proposes to use Restricted Shares as a key tool on aligning the interests of all employees with the Company through equity ownership. The Company intends to issue Restricted Shares to all employees on a recurring basis.

The ZEPOs, Employee Options and Restricted Shares would be granted to the Chief Executive Officer as soon as practicable after the Meeting and in any event no later than 12 months from the date of the Meeting.

The Company will not provide any loans or other financial assistance in connection with the grant or exercise of the ZEPOs, Employee Option or the issue of the Restricted Shares. Any consideration received on exercise of the Employee Options will be used for the Company’s general corporate purposes. Following receipt of stockholder approval at the 2008 annual general meeting of the Company, Mark Morrisson was granted 150,000 Employee Options over our shares with an exercise price of A$0.89 and an expiration date of March 16, 2018. Our Board of Directors has resolved that our non-executive directors comprising Messrs Hanley, Denver, Heinberg, Jane and Drs. Adam and Wilson will not receive ZEPOs, Employee Options or Restricted Shares and therefore are currently ineligible to participate under the Employee Option Plan or the Employee Share Plan.

The Board of Directors unanimously recommends that you vote FOR the proposals to approve the grant of securities to Mark Morrisson. The proxy holders and CDN will vote as directed on the Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders) or, if no direction is made in a duly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders), “FOR” this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

VOTING EXCLUSION STATEMENT

As required by the ASX Listing Rules, the Company will disregard any votes cast with respect to Proposals 3(a), 3(b) and 3(c):

•	by any director of the Company (except a director who is ineligible to participate in the Employee Option Plan or Employee Share Plan) and, if ASX has expressed an opinion under ASX Listing Rule 10.14.3 that approval is required for participation in the Plan by anyone else, that person; and

•	any of their associates.

However, the Company need not disregard a vote if it is cast by a person as proxy for a person who is entitled to vote, in accordance with the directions on a duly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders); or it is cast by the person chairing the meeting as proxy for a person who is entitled to vote, in accordance with the directions on a duly dated, executed and returned Proxy Card (in the case of stockholders) of CDI Voting Instruction Form (in the case of CDI Holders) to vote as the proxy holder (in the case of stockholders) or CDN (in the case of CDI Holders) decides.

MANAGEMENT OF THE COMPANY

The following table sets out the name, age and position of our directors, executive officers and certain significant employees at March 19, 2010:

Name	Age	Position	Served Since

Mark Morrisson	48	Chief Executive Officer	2005
		Executive Director	2006
Salesh Balak	41	Chief Financial Officer	2006
Cameron Billingsley	33	Corporate Secretary	2006
Garry Chambers	46	Vice President, Operations	2002
Alastair Hodges, Ph.D.	50	Chief Scientist	2002
Adrian Oates, Ph.D.	48	Vice President, Quality and Regulatory	2007
Andrew Denver	61	Chairman	2005
		Non-executive Director	2002
Colin Adam, Ph.D.	66	Non-executive Director	2006
Denis Hanley	62	Non-executive Director	2001
Marshall Heinberg	52	Non-executive Director	2010
Andrew Jane	48	Non-executive Director	2006
Elizabeth (Jane) Wilson, Ph.D.	51	Non-executive Director	2006

As described on Form 8-K filed with the Securities and Exchange Commission on January 14, 2010, Marshall Heinberg was appointed as a director on January 11, 2010. Charles Kiefel, a non-executive director since 2006, resigned on January 11, 2010.

Board of Directors

Mr. Mark Morrisson BSc. (Hons.)

Mr. Morrisson has substantial knowledge of the financial services and life sciences industries and of the market in which our Company operates. Mr. Morrisson has served as our Chief Executive Officer since July 2005 and has been our Executive Director since August 2006 and a director of Universal Biosensors Pty Ltd since August 9, 2005. Mr. Morrisson’s term of appointment as a director ends on the date of our 2011 Meeting of stockholders. After training as a biochemist with the University of Queensland in Australia, Mr. Morrisson then joined Agen Biomedical Ltd in 1986, which operates within the life sciences industry of which we are a part. Mr. Morrisson became a member of Agen Biomedical Ltd’s global management executive team as Vice President of Marketing in 1992 and left Agen Biomedical Ltd in 1995. More recently in 2005, Mr. Morrisson worked as an advisor and consultant for Thallo Biosciences, a San Francisco based corporate and strategic advisor serving the biotechnology and life sciences industries. Between 2001 and 2005, Mr. Morrisson served as an investment manager for CM Capital Investments Pty Ltd, a Brisbane based venture capital investment company where he led that firm’s investment rounds into two private companies, CathRx Ltd and Pharmaxis Ltd, and subsequently served time on both of those Boards as a Director or an alternate. Mr. Morrisson holds a Bachelor of Science Degree in Biochemistry (Hons.).

Mr. Andrew Denver BSc. (Hons.), M.B.A., F.A.I.C.D.

Mr. Denver has extensive expertise that is relevant to the Company, including in assisting the commercialization of several technology companies. Mr. Denver has a wide ranging knowledge of the life sciences industry of which our Company is a part, risk assessment, financial reporting experience and general management, which are important in the success of our business. Mr. Denver has served as our non-executive Chairman since September 2005. Prior to this date, Andrew Denver has served as a non-executive director since December 2002. Mr. Denver is a member of the Remuneration and Nomination Committee and the Audit & Compliance Committee. Mr. Denver was appointed to the Remuneration and Nomination Committee in January 2008 after stepping down from the Audit & Compliance Committee. He was reappointed to the

Audit & Compliance Committee in January 2010. Mr. Denver has served as a director of Universal Biosensors Pty Ltd since December 31, 2002. Mr. Denver’s term of appointment as a director of the Company ends on the date of our 2012 Meeting of stockholders. Between 2002 and 2005, Mr. Denver was President of Pall Asia, a subsidiary of Pall Corporation after the acquisition by Pall Corporation of US Filter’s Filtration and Separations business, where he was also President. Pall Corporation is a technology based filtration, separation and purification multinational company. Mr. Denver is a director and founder of PFM Cornerstone Ltd and The Principals Funds Management Pty Ltd, companies which help Australian technology businesses, which are predominately in the life sciences industry, commercialize their technologies. Mr. Denver is a non-executive director of SpeeDx, CathRx Ltd and Cochlear Ltd, all of which are life sciences companies, and until October 2008 was also a non-executive director of Anzon Australia Ltd. Mr. Denver graduated from the University of Manchester with a Bachelor of Science Degree (Honors) in Chemistry and achieved a distinction in his M.B.A. at the Harvard Business School and is a Fellow of the Australian Institute of Company Directors.

Dr. Colin Adam B.E. (Met.), Ph.D.

Dr. Adam has extensive knowledge which is relevant to our Company of the life sciences industry and biomedical and general scientific research and development generally. Dr. Adam also has extensive project management experience in commercialization of technologies, such as ours, with global potential. Dr. Adam has been a non-executive director since December 2006 and a director of Universal Biosensors Pty Ltd between July 2002 and December 2006. Dr. Adam is seeking reappointment at the Meeting as a Class III director for a term of three years. Dr. Adam is a member of the Remuneration and Nomination Committee. In 2000, Dr. Adam was the Acting Chief Executive of the Commonwealth Scientific and Industrial Research Organization (“CSIRO”), the peak Australian Government body with a mission for technological development and industrial research and development, which includes significant research and development in the life sciences industry of which we are a part. Between 1996 to 1999, Dr. Adam was Deputy Chief Executive directly responsible for all the CSIRO’s commercial activity, including the start-up of several spin-off companies from the organizations extensive research portfolio. Prior to working with the CSIRO, Dr. Adam’s career has included executive positions within the US aerospace industry for Pratt & Whitney Aircraft in Florida and Allied Corporation in New Jersey. Dr. Adam has served as a member of the Australian Government’s Industry Research and Development Board, the Australian Prime Minister’s Science Engineering and Innovation Council and the Victorian Premier’s Science, Engineering and Technology Taskforce. Dr. Adam is a director and founder of PFM Cornerstone Ltd and The Principals Funds Management Pty Ltd, companies which help Australian technology businesses, which are predominately in the life sciences industry, commercialize their technologies. Until January 2010, August 2005 and September 2006 served on the Boards of Ausmelt Limited, Ceramic Fuel Cells Ltd and Tele-IP Ltd, respectively, the latter in the capacity of its non-executive Chairman. Dr. Adam has a Bachelor of Metallurgical Engineering Degree and a Ph.D. in Metallurgy from the University of Queensland.

Mr. Denis Hanley A.M., M.B.A., F.C.P.A., F.A.I.C.D.

Mr. Hanley has been a successful angel investor, assisting the commercialization of several Australian technologies. Mr. Hanley has extensive knowledge relevant to our Company, including of the life sciences industry of which our Company is a part, risk assessment, financial reporting experience and general management. Mr. Hanley has served as a non-executive director since September, 2001 and is a member of the Audit & Compliance Committee. Mr. Hanley’s term of appointment as a director ends on the date of our 2011 Meeting. Mr. Hanley is a qualified accountant and company director with more than 35 years experience in the management of technology-based growth businesses, such as our Company. Mr. Hanley has significant experience in developing and commercializing new technology based Australian corporations to become successful global entities. His experience includes 14 years as chief executive officer of Memtec Limited, growing the start-up company to become an international force in filtration and separations technology, listed on the New York Stock Exchange. Prior to this, Mr. Hanley spent more than a decade at global medical company Baxter Healthcare, both in the U.S. and also as Australian Managing Director. Mr. Hanley has served on the Australian Industry Research and Development Board and various technology councils and roundtables.

Denis Hanley is a director and founder of PFM Cornerstone Ltd and The Principals Funds Management Pty Ltd, companies which help Australian technology businesses, which are predominately in the life sciences industry, commercialize their technologies. Mr. Hanley is currently non-executive Chairman of Pharmaxis Ltd and CathRx Ltd, which are both life sciences companies, and until October 2007 was non-executive director of Lochard Ltd. Mr. Hanley holds an M.B.A. with High Distinction from Harvard Graduate School of Business, where he was named a Baker Scholar.

Mr. Marshall Heinberg J.D. (Hons.)

Mr. Heinberg has extensive experience relevant to our Company including insight into the global capital markets and has worked with several life science and technology companies. Mr. Heinberg was appointed a non-executive director of the Company in January 2010. Mr. Heinberg is head of Oppenheimer’s Investment Banking Department and a Senior Managing Director of the firm. Mr. Heinberg began his investment banking career in 1987 as an Associate in the Corporate Finance Division of Oppenheimer & Company, which was acquired by the Canadian Imperial Bank of Commerce (CIBC) in 1997. Mr. Heinberg held several senior roles at CIBC World Markets including serving as a member of the U.S. Management Committee, the Deals Committee which approved U.S. corporate finance debt capital decisions and the Investment Committee which approved private equity and fund investments. Mr. Heinberg also served as a member of the Equity Transaction Committee and Financial Advisory Transaction Committee. Over the course of his career, Mr. Heinberg has held responsibility for various industry sectors including environmental, industrial growth, technology and telecommunications. His transaction experience includes public and private debt and equity financings, as well as numerous exclusive sale and strategic advisory assignments. Mr. Heinberg was named Head of CIBC’s U.S. Investment Banking Department in 2001. Upon the acquisition of CIBC’s U.S. wholesale business in 2008, Mr. Heinberg was named head of Oppenheimer’s Investment Banking Department. Mr. Heinberg has extensive experience working with both leading growth companies as well as financial sponsors. Prior to joining Oppenheimer, Mr. Heinberg practiced corporate law for approximately four years. Mr. Heinberg graduated from the University of Pennsylvania, the Wharton School with honors, with a degree in economics. He received his law degree from Fordham Law School.

Mr. Andrew Jane BSc. (Hons.), MSc.

Mr. Jane has extensive experience relevant to our Company, including in biomedical research and development project management, marketing and business development. Mr. Jane’s primary expertise is in the commercialization and globalization of technology based products, such as those products being developed by us. Mr. Jane has served as a non-executive director since August 2006 and is Chairman of the Remuneration and Nomination Committee. Andrew Jane was a director of Universal Biosensors Pty Ltd between August 15, 2006 and December 6, 2006. Mr. Jane’s term of appointment as a director ends on the date of our 2012 Meeting. In 2003, Mr. Jane joined CM Capital Investments Pty Ltd, a Brisbane based venture capital investment company, as an Investment Manager and was promoted to Partner in 2006. Prior to this, Mr. Jane worked for Lake Technology, an audio technology company as Director of Business Development and Licensing, where he worked closely with Lake Technology’s strategic partner, Dolby Laboratories an audio technology company in San Francisco, and was responsible for a significant number of global licensing deals during his four years there. Prior to Lake Technology, Mr. Jane held R&D management positions of increasing responsibility at AGEN Biomedical and the CSIRO. Mr. Jane is currently a director of a number of life sciences companies including Advent Pharmaceuticals Pty Ltd, Altiris Therapeutics, Inc., Piedmont Pharmaceuticals, Inc., Piedmont Pharmaceuticals Pty Ltd, SpeeDx Pty Ltd and is an observer to the Board of Metastatix, Inc. and Osprey Medical, Inc. Andrew Jane received his Master of Science in Instrumentation from the University of Manchester Institute of Science and Technology and holds a Bachelor of Science (Honors) in Physics from St Andrews University in Scotland.

Dr. Elizabeth Wilson M.B.B.S., M.B.A., F.A.I.C.D.

Dr. Wilson is a professional company director with extensive experience relevant to our Company in medicine and finance, with a special interest in the commercialization of research in the biotechnology sector.

Dr. Wilson has served as a non-executive director since December 2006. Dr. Wilson is Chairman of the Audit & Compliance Committee and until January 2008, a member of the Remuneration and Nomination Committee. Dr. Wilson’s term of appointment as a director ends on the date of our 2011 Meeting. Dr. Wilson is the Finance Director of the Winston Churchill Memorial Trust and was the inaugural Chair of Horticulture Australia Ltd from 2000 to 2004. She is involved in a number of charitable and cultural organizations and has also served on the Queensland Government Biotechnology Taskforce and the boards of Energex Ltd, WorkCover Queensland, AGEN Biomedical Limited and Protagonist Ltd. Dr. Wilson was an inaugural member of the Queensland Premier’s Smart State Council and is a member of the University of Queensland Senate. She has an M.B.A. from the Harvard Business School where she studied agribusiness and the health sector. Dr. Wilson is the current Chairman of IMBcom Limited, the commercialization company of the Institute for Molecular Bioscience, and is Immediate Past President of the Australian Institute of Company Directors — Queensland Division, as well as a director of CathRx Ltd, a medical devices company and UQ Holdings Ltd.

Executive Officers

Mr. Salesh Balak B.A., C.A.

Mr. Balak has served as our Chief Financial Officer since November 2006. Prior to joining Universal Biosensors, he was chief financial officer and company secretary of Pearl Healthcare Limited, an ASX listed entity engaged in the manufacturing and healthcare sector. Mr. Balak joined Pearl Healthcare Limited in April 2003 initially as its Group Accounting Manager and was promoted to Chief Financial Officer in June 2004. While at Pearl Healthcare Limited, Mr. Balak was instrumental in the successful acquisition of four businesses and integration of its existing businesses. Prior to joining Pearl Healthcare Limited, Mr. Balak spent 13 years in the Business Services, Audit and Financial Advisory Services divisions of KPMG in both the Melbourne and Fiji offices. He holds a Bachelor of Arts in accounting and economics and is a member of the Institute of Chartered Accountants and Certified Practicing Accountants.

Mr. Cameron Billingsley L.L.B. (Hons.), B.A.

Mr. Billingsley has served as our Corporate Secretary since February 2006. Mr. Billingsley has been involved with us as a corporate attorney since our incorporation in 2001. Mr. Billingsley is a corporate lawyer and is the principal and founder of PFM Legal Pty Ltd, a company established to provide company secretarial and general counsel services to Australian technology businesses and has been engaged in this business since April 2004. Mr. Billingsley provides his services as Corporate Secretary and general legal counsel to us through PFM Legal Pty Ltd. From January 2001 through April 2004, Mr. Billingsley was a corporate lawyer at Piper Alderman Solicitors in Sydney, Australia. Mr. Billingsley is also company secretary of PFM Cornerstone Ltd which helps Australian technology businesses commercialize their technologies. Mr. Billingsley holds a Bachelor of Laws (Honors) and Bachelor of Arts from the University of Technology, Sydney in Australia.

Mr. Garry Chambers

Mr. Chambers has served as our Head of Engineering since April 2002 and as Vice President of Operations since September 1, 2006. Prior to joining Universal Biosensors Pty Ltd, Mr. Chambers was a senior engineer with MediSense (UK), one of the first biotechnology companies to produce mass market biosensors. In 1991, Mr. Chambers relocated to Australia to join Memtec Limited, a company involved in the operation, design and installation, filtration and separation of products for water supply and waste water recycling plants, to work on sensor technologies. From 1999 to 2001, he was part of a core team based in the United States that developed the glucose sensor technology. Mr. Chambers is an inventor on 13 patents issued and pending.

Dr. Alastair Hodges BSc. (Hons.), Ph.D.

Dr. Hodges has been working in the field of electrochemical sensors for the last 12 years and has served as our Chief Scientist since April 2002. Dr. Hodges has a BSc. (Hons.) in chemistry and gained a Ph.D. in electrochemistry from the University of Melbourne in 1987. Dr. Hodges worked as a research scientist, then senior and principle research scientist in the Defense Science and Technology Organization and the CSIRO in

the fields of electrochemistry and transport processes, particularly involving membranes, until 1995, when he joined Memtec Limited to work on sensor technologies. Memtec was involved in the operation, design and installation, of filtration and separation products for water supply and waste water recycling plants. From 1999 to 2001 Dr. Hodges led a team that worked in the US on the development of glucose sensor technology. Dr. Hodges has published thirteen papers in refereed journals, is the primary inventor of issued patents in 24 families and has pending patent applications in a further 10 families.

Dr. Adrian Oates BSc, MSc(Preliminary), Ph.D.

Dr. Oates joined us in September 2007 as Vice President, Quality & Regulatory having spent over 20 years in the device, biological and pharmaceutical health care industries. His early career was as a research scientist and manager as well as head of project management at CSL Limited where a number of intravenous protein based replacement products were developed and commercialized. In 2000, he was appointed as Quality Director to oversee the implementation of the new Good Manufacturing Practices Code. He moved in 2004 to Cochlear Limited as Vice President, Quality & Regulatory where he was involved in the worldwide registration, accreditation and launch of a new sterile implantable medical device lead. After this, Dr. Oates returned to CSL Limited as Quality Director where successful FDA accreditation for Influenza vaccine was obtained. He holds a BSc (Biochemistry/Microbiology), a Master of Science (Preliminary) and a Doctor of Philosophy (Medicine) from Monash University.

See also “Management of the Company” and “Management of the Company — Board of Directors.”

Involvement in Certain Legal Proceedings

There are no legal, governmental or arbitration proceedings pending against us or Universal Biosensors Pty Ltd, which may have a material effect on our business.

Corporate Governance

We are not listed on a U.S. securities exchange and, therefore, not subject to the corporate governance requirements of any such U.S. exchange, including those relating to independence of directors. For purposes of determining whether our directors are independent under applicable rules and regulations promulgated by the Securities and Exchange Commission, we have chosen to use the definition of “independence” established by the Nasdaq Stock Market under its Marketplace Rules, as permitted by such rules and regulations.

We have determined that Mr. Heinberg, Mr. Jane and Dr. Wilson are independent as defined under the Marketplace Rules of the Nasdaq Stock Market.

We have determined that Mr. Morrison is not independent as defined under the Marketplace Rules of the Nasdaq Stock Market because he is the Chief Executive Officer of the Company.

Finally, we have determined that Messrs. Hanley and Denver and Dr. Adam are not independent, and Mr. Kiefel was not independent, as defined under the Marketplace Rules of the Nasdaq Stock Market solely as a result of the following transaction:

Our underwriter to the December 4, 2007 renounceable rights issue, Wilson HTM Corporate Finance Pty Ltd, paid A$450,000 for sub-underwriting part of the renounceable rights issue to PFM Cornerstone Ltd., a corporation of which our directors Messrs. Hanley, Kiefel and Denver and Dr. Adam each held issued shares as at December 31, 2007 representing approximately 2.6%, 2.5%, 2.5% and 2.3% interests (excluding granted options), respectively, and of which each is a director and an executive officer. Our recently appointed director, Mr. Heinberg, also holds a small non-controlling number of shares in PFM Cornerstone Ltd. These fees represented more than 5% of the revenues of PFM Cornerstone Ltd. for fiscal year 2007. In addition, PFM Cornerstone Ltd held 13,376,406 of our issued shares as at December 31, 2007. Because of this transaction involving PFM Cornerstone and the positions held by Messrs. Hanley, Kiefel and Denver and Dr. Adam with PFM Cornerstone Ltd., the Board has determined that Messrs. Hanley, Denver and Dr. Adam are not independent and that Mr. Kiefel was not independent as defined under the Marketplace Rules of the Nasdaq Stock Market.

In reaching its conclusions regarding “independent directors” as defined under the Marketplace Rules of the Nasdaq Stock Market, the Board also considered the following relevant transactions:

Dr. Elizabeth (Jane) Wilson is the spouse of Mr. Steven Wilson who is a substantial stockholder and officer of the parent company of Wilson HTM Corporate Finance Pty Ltd, the underwriter of the renounceable rights issue in 2007. Wilson HTM Corporate Finance Pty Ltd was paid A$1,626,687 by us in connection with the renounceable rights issue. The Board concluded that this transaction would not interfere with the ability of Dr. Wilson to exercise independent judgment in carrying out her responsibilities as a director.

We are also subject to the corporate governance requirements of the ASX Listing Rules. Under the ASX guidelines for determination of director independence, the holding of a substantial interest in the Company’s shares is considered to be a matter that may affect independence. ASX guidelines consider the holdings of a shareholder of a company to be substantial if the holdings exceed 5% of outstanding shares of that company. As a result, Messrs. Hanley, Denver, Jane and Dr. Adam may not be considered independent, and Mr. Kiefel may likewise not have been considered independent prior to his resignation, for the purposes of ASX guidelines.

Board Leadership Structure

The position of Chairman of the Board of Directors and Chief Executive Officer has always been held by two separate officers within our Company. Mr. Andy Denver has served as our non-executive Chairman since September 2005 and Mr. Mark Morrisson has served as our Chief Executive Officer since July 2005. Presently our Board of Directors believes the Company’s existing leadership structure is suitable as the separate structure is indicative of stronger governance. It also provides a sound framework of internal control within the organization. The Board regularly deliberates and discusses its appropriate leadership structure and the role and responsibilities of the Chairman of the Board, based upon the needs of the Corporation from time to time to provide effective oversight of management.

Risk Management

Oversight of the Risk Management System

The Board oversees the establishment, implementation and annual review of the Company’s risk management. The Chief Executive Officer and the Chief Financial Officer have declared in writing to the Audit & Compliance Committee that the controls and procedures have been assessed and found to be operating effectively. The operational and other compliance risk management processes have also been assessed and found to be operating effectively.

Whilst management provides reports to the Board on the status of the risk management system, which is aimed at ensuring risks are identified, assessed and appropriately managed, in some instances the Audit & Compliance Committee reports to the Board.

Risk Management Compliance and Control

The Board is responsible for the overall internal control framework, but recognizes that no cost-effective internal control system will preclude all errors and irregularities. To assist in discharging this responsibility, the Board has developed an internal control framework as summarized below:

(a) Internal audits — the Company’s internal auditor reports to the Audit & Compliance Committee at least once per quarter on internal controls over financial reporting matters. On an annual basis, the Company gets audited on its Quality Management System, ISO 13485:2003, an international standard covering the global medical device sector. This certification covers the “design and development, production and distribution of blood glucose measuring systems and other in vitro diagnostic devices”.

(b) Financial reporting — there is a comprehensive budgeting system with an annual budget approved by the Board. Monthly actual results are reported against budget and major variances, if any, explained.

(c) Continuous disclosure — the Company has policies in place to ensure the Company complies with the continuous disclosure requirements of the ASX Listing Rules.

The Chief Executive Officer and the Chief Financial Officer have stated in writing to the Audit & Compliance Committee that the Company’s financial reports are founded on a sound system of risk management and internal control compliance and control which implements the policies adopted by the Board.

Assessment of Effectiveness of Risk Management

The internal auditor assists the Board in ensuring compliance with the internal controls and risk management program over financial reporting by regularly reviewing the effectiveness of the compliance and control systems. The Audit & Compliance Committee is responsible for approving the scope of work to be performed on a regular basis.

Internal Control and Sarbanes Oxley

Pursuant to section 404 of the Sarbanes-Oxley Act of 2002, we are required to evaluate the effectiveness of internal controls over financial reporting as of the end of each fiscal year. As part of our compliance efforts relative to section 404, we have fully implemented the controls over financial reporting. We have adopted the internal control framework set forth by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission in completing the assessment. The Audit & Compliance Committee has monitored, and will continue to monitor, the Company’s response to rules pursuant to section 404 of the Act.

Board Committees

Our Board of Directors met on ten occasions during the year ended December 31, 2009 and acted by written consent on two occasions. With the exception of Mr. Charles Kiefel who did not attend at least 75% of the aggregate of the total number of meetings of the Board, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which he or she served. There are two committees of the Board: the Audit and Compliance Committee and the Remuneration and Nomination Committee.

Members of our Board of Directors are encouraged to attend the Meeting of Stockholders if they are available. With the exception of Mr. Charles Kiefel, all then current members of our Board of Directors attended the Meeting of Stockholders held in 2009.

Audit and Compliance Committee

The current members of the Audit and Compliance Committee are Mr. Andrew Denver, Mr. Denis Hanley and Dr. Elizabeth Wilson (chairman). Mr. Charles Kiefel was a member of the Audit and Compliance Committee until his resignation as a director on January 11, 2010. Mr. Denver rejoined the Audit and Compliance Committee in January 2010 after Mr. Charles Kiefel resigned as a director of the Company. The Audit and Compliance Committee is governed by a formal charter, a copy of which is available on our website at www.universalbiosensors.com. The Board has determined that Mr. Denver, Mr. Hanley and Mr. Kiefel, up to the date of his resignation, did not meet the criteria for being independent under the Marketplace Rules of the Nasdaq Stock Market. The Board has determined that Dr. Wilson does meet the criteria for being independent under the Marketplace Rules of the Nasdaq Stock Market. As noted, Messrs Denver, Hanley and Kiefel, up to the date of his resignation, may also not be regarded as independent under ASX guidelines because of their substantial interest in shares in the Company. During the year ended December 31, 2009, the Committee met on nine occasions. For more information in relation to the determination of which of our directors are considered independent under the Marketplace Rules of the Nasdaq Stock Market, refer to the section above titled “Corporate Governance”.

The Board has determined that Mr. Denis Hanley qualifies as an “audit committee financial expert,” as defined under rules and regulations of the Securities and Exchange Commission.

Report of the Audit and Compliance Committee

The Audit and Compliance Committee’s primary role is to assist the Board of Directors in fulfilling its responsibility for oversight of the Company’s financial and accounting operations.

In discharging its responsibility for oversight of the audit process, the Committee obtained from the independent auditor, Pricewaterhouse Coopers, the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board describing any relationships between the auditor and the Company that might bear on the auditor’s independence consistent with the Independent Standards Board Rule 3526, “Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board” (“PCAOB”) and discussed with the auditor any relationships that might impact the auditor’s objectivity and independence and satisfied itself as to the auditor’s independence.

The Committee discussed and reviewed with the independent auditor the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit and Compliance Committees” and discussed and reviewed the results of the independent auditor’s examination of the financial statements for the fiscal year ended December 31, 2009.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2009, with management and the independent auditor. Management has the responsibility for preparation of the Company’s financial statements and the independent auditor has the responsibility for examination of those statements. Based upon the above-mentioned review and discussions with management and the independent auditor, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

By the Audit and Compliance Committee:

Elizabeth Wilson (chairman)
Andrew Denver
Denis Hanley

Remuneration and Nomination Committee

The current members of the Remuneration and Nomination Committee are Dr. Colin Adam, Dr. Andrew Denver and Mr. Andrew Jane (chairman). The Remuneration and Nomination Committee is governed by a formal charter, a copy of which is available on our website at www.universalbiosensors.com. The Board has determined that Dr. Adam and Mr. Denver do not meet the criteria for being independent under the Marketplace Rules of the Nasdaq Stock Market. The Board has determined that Mr. Jane meets the criteria for being independent under the Marketplace Rules of the Nasdaq Stock Market. As noted above, Dr. Adam, Mr. Denver and Mr. Jane may not be regarded as independent under ASX guidelines because of their substantial interest in shares of the Company. The primary functions of the Remuneration and Nomination Committee are to develop and facilitate a process for Board and Director evaluation, assess the availability of Board candidates, make specific recommendations to the Board on remuneration and incentive plans for Directors and senior management, advise the Board on the recruitment, retention and termination policies for senior management and undertake a review of the Chief Executive Officer’s performance, at least annually, including recommending to the Board the Chief Executive Officer’s goals for the coming year and reviewing progress in achieving those goals. The Remuneration and Nomination Committee met on four occasions during the year ended December 31, 2009.

If necessary, the Remuneration and Nomination Committee may utilize a variety of methods for identifying and evaluating potential nominees to the Board of Directors. Consideration is given to professional and technical experience of potential nominees including industry and market knowledge, education and skills.

Recommendations may come from current Board members, professional search firms, members of management, stockholders or other persons. The Remuneration and Nomination Committee will consider recommendations from any reasonable source, including director nominees recommended by stockholders. Stockholders wishing to suggest potential nominees can do so by contacting the Corporate Secretary. In assessing the qualifications of potential nominees, the Remuneration and Nomination Committee may rely on personal interviews or discussions with the candidate and others familiar with the candidate’s professional background, on third party reference checks and on such other diligence information as is reasonably available.

Nominations of persons for election to our Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors in accordance with the requirements of our amended and restated certificate of incorporation and amended and restated by-laws. Stockholders wishing to appoint a director must give timely notice thereof in proper written form. To be timely, a stockholder’s notice in the form required by our certificate of incorporation and by-laws must be delivered to or mailed and received at our principal executive offices: (a) in the case of an annual meeting, not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding annual meeting, provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting.

“See also “Other Matters — 2011 Stockholder Proposals”

Director Selection Process

As discussed above, we maintain a standing Remuneration and Nomination Committee that is responsible for assembling a group of nominees that, taken together, have the background, experience, qualifications, attributes and skills appropriate for functioning as a board. The Remuneration and Nomination Committee periodically reviews the size and composition of the Board and determines whether to add or replace directors. The Remuneration and Nomination Committee looks for certain characteristics common to all Board members, including strong professional reputation, integrity, record of achievement and the ability and commitment to devote sufficient time and energy to the Board. The Remuneration and Nomination Committee seeks to nominate candidates who bring diverse backgrounds, skills, experience and perspectives to the Board. However, while diversity relating to background, skill, experience and perspective is one factor considered in the nomination process, the Company does not have a formal policy relating to diversity. Additionally, the Remuneration and Nomination Committee seeks to include at least one member who qualifies as an “audit committee financial expert.”

Compensation Committee Interlocks and Insider Participation

The members of the Remuneration and Nomination Committee during fiscal year 2009 were Dr. Colin Adam, Mr. Andrew Denver and Mr. Andrew Jane (chairman). Prior to the establishment of our Remuneration and Nomination Committee in 2007, our Board of Directors was responsible for determining executive remuneration. None of our executive officers or employees other than Mr. Mark Morrisson participated in deliberation with respect to executive officer compensation.

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee. Other than acting as directors, none of the members of our compensation committee have been an officer or employee of us or one of our subsidiaries.

For more information on the Committee’s processes and procedures for the consideration and determination of executive and director compensation, see “Compensation Discussion and Analysis” and “Compensation of Directors.”

Compensation of Directors

The following table provides information about the compensation of our directors for the year ended December 31, 2009.

					Change in
		Aggregate	Aggregate		Pension
		Grant	Grant		Value and
		Date Fair	Date Fair		Non-qualified
		Value of	Value of	Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation(1)	Total
Name	A$	A$	A$	A$	A$	A$	A$

Andrew Denver	155,000	—	—	—	—	13,950	168,950
Dr Colin Adam	55,000	—	—	—	—	4,950	59,950
Denis Hanley	55,000	—	—	—	—	4,950	59,950
Andrew Jane	60,000	—	—	—	—	—	60,000
Charles Kiefel	55,000	—	—	—	—	4,950	59,950
Dr Elizabeth (Jane) Wilson	60,000	—	—	—	—	5,400	65,400

(1)	Represents compulsory superannuation payment of 9% of base pay. Andrew Jane does not receive superannuation as his directors fees are invoiced by and paid to his employer, CM Capital Investments Pty Ltd.

Our Remuneration and Nomination Committee makes recommendations to the Board of Directors with respect to the remuneration and benefits provided to directors and executive officers. The Board of Directors then determines what levels of director remuneration and benefits are appropriate. Pursuant to the ASX Listing Rules, our stockholders have approved an aggregate remuneration pool available to non-executive directors of A$700,000 per annum. The annual remuneration payable to our non-executive directors is currently comprised of:

•	a base fee of A$150,000 per annum for the chairman and A$50,000 for other non-executive directors;

•	an additional fee for directors serving on sub-committees, currently A$5,000 per annum and an additional A$5,000 for each chairman of such sub-committee; and

•	statutory superannuation for the independent non-executive directors, which is currently 9% of the base fee (other than Mr. Jane who does not receive superannuation as his directors fees are invoiced by and paid to his employer).

In addition, a director may be paid all traveling and other expenses properly incurred in attending meetings of directors or committees or stockholder meetings or otherwise in connection with the execution of his or her duties.

Code of Ethics

We have adopted a Code of Ethics for our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is available on our website at www.universalbiosensors.com. We intend to satisfy any disclosure requirement under item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics for our Chief Executive Officer and Chief Financial Officer, by posting such information on our website at www.universalbiosensors.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Principles used to determine the nature and amount of remuneration

The objective of our executive reward framework is to ensure the reward for performance is competitive and appropriate for the results delivered. The framework aligns executive reward with achievement of strategic objectives and the creation of value for stockholders and conforms to market best practice for delivery of reward. Our performance depends upon the quality of our directors and executives. In order to attract, motivate and retain highly skilled directors and executives, we embody the following principles in our remuneration framework:

•	provide competitive remuneration to attract, motivate and retain high caliber directors and executives with appropriate skills and experience;

•	remunerate with a mix of short and long term components;

•	remunerate executives according to individual performance and pre-determined benchmarks through cash bonuses; and

•	link executive remuneration to stockholder value through options.

The Remuneration and Nomination Committee has processes in place to review the performance of the Board of Directors and our senior executives. Our Remuneration and Nomination Committee takes into consideration elements such as the following in setting compensation policies:

•	peer group comparisons with our financial performance (peer group comparison refers to comparing the practices of peers, and selecting those we believe are most suitable for the Company. The Company uses data available in the public domain, such as annual reports, for such companies in a similar industry to benchmark our policies);

•	regulatory requirements;

•	rate of employee turnover;

•	content and effectiveness of our employee training;

•	results of any employee surveys; and

•	ability to retain and attract new employees.

Corporate performance is also taken into account in setting compensation policies and making compensation decisions.

Our executive remuneration comprises of separate and distinct components. The framework provides a mix of fixed pay and a blend of short and long-term incentives. As executives gain seniority with the group, the balance of this mix shifts to a higher proportion of “at risk” rewards such as bonuses and employee options. The executive remuneration framework currently has four components:

•	base pay;

•	short-term performance incentives in the form of cash bonuses;

•	long-term incentives through participation in our employee stock option plan (“Employee Option Plan”), including through the use of Employee Options and ZEPOs; and

•	statutory superannuation.

The combination of these comprises the executive’s total remuneration.

Base pay and cash bonuses are paid in cash. Options, which constitute the current form of long-term equity incentive, take the form of options granted under the Employee Option Plan. Executive remuneration has provided substantial grants of stock options in order to promote share ownership as a direct means of aligning the interests of executive officer’s with the interests of our stockholders.

Base pay

Executives are offered a base pay that comprises the fixed component of their remuneration. Base pay is structured as a total employment cost package, which may be delivered as a combination of cash and prescribed non-financial benefits at the executives’ discretion. Base pay is provided to meet competitive salary norms. Competitive salary norms relates to the goals of achieving competitive salary levels with a comparison group of companies. An indicative understanding of salary levels for the executives are available from the public domain including annual reports of similar companies and remuneration surveys that are conducted by several organizations. Base pay for senior executives is reviewed annually to ensure the executive’s pay is competitive with the market. An executive’s pay is also reviewed on promotion. There is no guaranteed base pay increases included in any senior executives’ contracts. In setting base salaries, consideration is given to salary compensation of executive officers within our industry and the performance of the executive in previous years. A grading system is used to assess the performance of the executives at year end. The grade is used as a guide to the percentage increase in salaries. The quantum of the percentage increase is set by the Remuneration and Nomination Committee following recommendations from management taking into account factors such as inflation and performance of the Company. The industry comparisons (salary compensation of executive officers within our Company is compared to those of companies in a similar industry). This data is available from the public domain and include annual reports and remuneration surveys. At this time, the Company does not use professional compensation consultants. It is the intention of the Remuneration and Nomination Committee to pay base salaries to our executive officers that are commensurate with their qualifications and demonstrated performance that bring continuing and increasing value to our stockholders.

Short-term incentives — Cash bonuses

If the executive achieves pre-determined milestones as set by the Remuneration and Nomination Committee, a cash bonus, up to a maximum amount for each executive set by the Remuneration and Nomination Committee, may be paid to the relevant executive. The Remuneration and Nomination Committee may also decide to pay discretionary bonuses to executive depending on their performance during the financial year. The cash bonuses are awarded to reward superior performance against short-term goals. We believe that paying such cash bonuses will:

•	promote the growth, profitability and expense control necessary to accomplish corporate strategic long-term plans;

•	encourage superior results by providing a meaningful incentive; and

•	support teamwork among employees.

If payable, cash bonuses are generally payable in the first quarter of each year. Each executive has a maximum potential cash bonus set by the Remuneration and Nomination Committee and determined depending on the accountabilities of the role and impact on the organization.

Each year, the Remuneration and Nomination Committee considers the appropriate targets and key performance indicators to link short-term incentives and the level of payout if targets are met. This includes setting any maximum cash bonuses that may be paid to an executive, and minimum levels of performance to trigger payment of short-term incentives. The “targets and performance indicators” and “pre-determined milestones” are collectively referred to as key performance indicators (“KPIs”) which are set by the Remuneration and Nomination Committee for the executives each financial year. The KPIs are generally a combination of the following:

•	Achieving budgets;

•	Regulatory submissions of our products by a specified date;

•	Managing risks;

•	Reaching a certain stage of our product development by a specified date; and

•	Achieving other key milestones for our products by a specified date including entering into strategic partnerships for the commercialization of our product and receiving regulatory clearance to sell our product.

The KPIs to be achieved by the executives have not been disclosed. Disclosure of the specific KPIs would require us to disclose market sensitive information, including key dates for our products and the product development stage of our products. Such disclosure would result in competitive harm to our business and that of our business partners.

For the year ended December 31, 2009, the key performance indicators linked to short-term incentives were based on group, departmental and personal objectives. A primary KPI that was achieved during the 2009 year was receipt of initial regulatory clearance to sell the blood glucose product. The key performance indicators required performance in achieving specific targets as well as other key, strategic non-financial measures linked to drivers of performance in future reporting periods. For the year ending December 31, 2010, the key performance indicators are based on the same principles as the preceding year.

The Remuneration and Nomination Committee is responsible for assessing whether the key performance indicators are met. To help make this assessment, the Remuneration and Nomination Committee receives detailed reports on performance from management.

The cash bonus payments may be adjusted up or down in line with under or over achievement against the target performance levels. This is at the discretion of the Remuneration and Nomination Committee.

Long-term incentives — Options and Restricted Shares

Our long term incentives primarily consist of stock option grants under our Employee Option Plan (“Employee Options”). The Employee Option Plan was adopted in 2004 and approved by our stockholders in October 2006. The Employee Option Plan permits our Board to grant employee stock options to our employees. The total number of options that may be granted under the Employee Option Plan is such maximum amount permitted by law and the ASX Listing Rules and the limits imposed on our authorized capital in our amended and restated certificate of incorporation. The overall objective for the Employee Option Plan is to provide an equitable and competitive means to reward our executive and other officers for their contribution to our long-range success. Our goal is to meet the following objectives:

•	link each participant’s remuneration to our long-term success through the appreciation of stock price;

•	align the interests of our officers with the interests of our stockholders, by linking the long-term value of the compensation to stockholder returns;

•	generally provide annual grants of options that are market competitive; and

•	improve our ability to attract and retain officers.

Historically, the Company has granted market price Employee Options to all of its employees. In 2009, the Company commenced granting zero priced employee options (“ZEPOs”) to its senior executive officers. The value of options granted is determined at the time of Board of Directors approval to grant and there is a direct relationship between the value of a stock option granted and the market price of our common stock. We believe that granting stock options is an effective method of motivating our executive and other officers to manage our business in a manner consistent with the interest of our stockholders. The Company currently intends to grant ZEPOs to senior executive officers on a recurring basis as it allows for equity participation by senior executives and provides continuing incentives notwithstanding market downturns and are therefore a valuable tool for senior executive retention.

The grant of stock options to our officers is based primarily on their performance, title and base pay. Options granted to date have had a ten-year term and generally vest in equal tranches over three years. We expect that options granted in the future will have a 7 year term. Our policies for allocating compensation between long-term incentives (primarily through the granting of options and some use of Restricted Shares)

and currently paid out compensation (base pay and short-term incentives) is to achieve the goals set above. Currently, the allocation between long-term and short term incentives is determined by the Remuneration and Nomination Committee having regard to the seniority and experience of the employee.

Stock-option awards are generally granted annually to senior executives and officers in conjunction with the review of the performance of our executive and other officers.

In 2009, we also issued restricted shares to all employees under our Employee Shares Plan (“Restricted Shares”). Our Employee Share Plan was adopted by the Board of Directors in 2009. The Employee Share Plan permits our Board to grant shares of our common stock to our employees. The number of shares able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our certificate of incorporation. All our employees are eligible for shares under the Employee Plan. The Company currently proposes to issue $1,000 worth of restricted shares of common stock to all employees of the Company on a recurring basis, but no more frequently than annually. The restricted shares have the same terms of issue as our existing shares of common stock but are not able to be traded until the earlier of three years from the date on which the shares are issued or the date the relevant employee ceases to be an employee of the Company or any of its associated group of companies. We believe that granting of restricted shares is an effective method of motivating our employees in a manner consistent with the interest of our stockholders.

Other remuneration — Superannuation

As required by Australian law, we contribute to standard defined contribution superannuation funds on behalf of all employees at an amount up to nine percent of each such employee’s salary. Superannuation is a compulsory savings program whereby employers are required to pay a portion of an employee’s remuneration to an approved superannuation fund that the employee is typically not able to access until they are retired. We permit employees to choose an approved and registered superannuation fund into which the contributions are paid.

Overview of the compensation process

The composition of compensation for our executive officers includes the following: base pay, cash bonus, stock-based awards and superannuation. The elements of executive compensation are discussed at the meetings of our Remuneration and Nomination Committee. During the end or beginning of each year, the Remuneration and Nomination Committee discusses the base salaries and cash bonus plans for the applicable year for our executive officers, and makes recommendations to the Board of Directors for its approval. The Board of Directors usually approves the base pays and cash bonus plan recommended by the Remuneration and Nomination Committee; though if it does not, it could ask the Remuneration and Nomination Committee to prepare revised recommendations. At or about the same time the Remuneration and Nomination Committee subject to the approval of the Board of Directors grants stock-based awards to our executive and other officers. Under Australian Law, options or shares granted to directors as remuneration (who may or not be executives) require stockholder approval.

As part of the Remuneration and Nomination Committee’s process, the Executive Director/Chief Executive Officer meets with our Human Resources Manager and executive officers, and reviews the elements of each executive officer’s (excluding the Executive Director/Chief Executive Officer’s) compensation during the preceding years. The Human Resources Manager and the Chief Executive Officer liaise on compensation recommendations for each of our executive officers (excluding the Executive Director/Chief Executive Officer’s compensation). The Executive Director/Chief Executive Officer then presents their recommendations to the Remuneration and Nomination Committee. The Chairman of the Remuneration and Nomination Committee may liaise with the Human Resources Manager whilst reviewing the Executive Director/Chief Executive Officer’s compensation. Our executive officers are not present when our Human Resources Manager makes her recommendations or during the Remuneration and Nomination Committee’s deliberations on the compensation of our executive officers.

Compensation Committee Report

The Remuneration and Nomination Committee have reviewed and discussed the information described under the caption “Compensation Discussion and Analysis” with members of management. Based on our review and discussion with management, the Remuneration and Nomination Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Remuneration and Nomination Committee

Mr. Andrew Jane (chairman)
Dr. Colin Adam
Mr. Andrew Denver

You should not consider this report to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the liabilities of section 18 of the Exchange Act. In addition, this report shall not be deemed incorporated by reference into any prior or subsequent filing by us under U.S. federal securities laws, except to the extent that we specifically incorporate it by reference into a document filed by us under U.S. federal securities laws.

Summary Compensation Table

Our named executives are all employed by our wholly owned subsidiary, Universal Biosensors Pty Ltd.

				Aggregate	Aggregate
				Grant Date	Grant Date
				Fair Value	Fair Value
				of Stock	of Option	All Other
Name and Principal		Salary	Bonus(2)	Awards	Awards(1)	Compensation(3)	Total
Position	Year	A$	A$	A$	A$	A$	A$

Mark Morrisson	2009	305,999	65,376	—	—	33,424	404,799
Executive Director/Chief Executive Officer(4)	2008	297,969	19,200	—	88,500	30,620	436,289
Salesh Balak	2009	234,999	66,584	999	238,750	27,142	568,475
Chief Financial Officer	2008	216,250	28,600	—	59,000	21,263	325,113
Alastair Hodges	2009	276,750	51,975	999	238,750	29,585	598,059
Chief Scientist	2008	267,637	13,500	—	59,000	25,887	366,024
Garry Chambers	2009	276,750	51,975	999	238,750	29,585	598,059
Vice President, Operations	2008	264,193	13,500	—	59,000	25,586	362,279
Adrian Oates	2009	269,062	64,313	999	238,750	30,004	603,128
Vice President, Quality and Regulatory	2008	261,458	13,125	—	—	23,531	298,114

(1)	In accordance with ASC 718, the fair value of the option grants was estimated on the date of each grant using the Trinomial Lattice model.

(2)	Amounts reported in this column represent the cash annual incentive award for 2009 performance under our annual incentive plan which is yet to be approved by our Board of Directors. Also included in this column for 2009 is a cash bonus equivalent to one month’s additional salary which was approved by our Board of Directors in 2009 upon receiving initial regulatory clearance to sell the blood glucose monitoring product. The level of bonuses vary from year to year and are dependent on the KPIs achieved by the executives.

(3)	Represents superannuation payment of 9% of base pay.

(4)	No directors’ fees are payable to Mr. Morrisson in addition to his executive remuneration set out above.

Grants of Plan-Based Awards During 2009

The following table provides information regarding the plan-based awards that we made to the named executive officers during the year ended December 31, 2009.

								All			Grant
								Other	All Other		Date
								Stock	Option		Fair
		Estimated Future Payouts						Awards:	Awards:		Value of
		Under Non-Equity Incentive			Estimated Future			Number of	Number of	Exercise or	Stock and
		Plan Awards			Payouts Under Equity			Shares	Securities	Base Price	Option/
			Target		Incentive Plan Awards			of Stock	Underlying	of Option	SAR
	Grant	Threshold	Grant	Maximum	Threshold	Target	Maximum	or Units(1)	Options(2)	Awards	Awards(3)
Name	Date	A$	A$	A$	#	#	#	#	#	(A$/Sh)	A$

Mark Morrisson	—	—	—	—	—	—	—	—	—	—	—
Salesh Balak	15/05/2009	—	—	—	—	—	—	—	25,000	—	1.04
	29/06/2009	—	—	—	—	—	—	—	105,000	—	0.95
	10/11/2009	—	—	—	—	—	—	581	100,000	1.72	1.13
Alastair Hodges	15/05/2009	—	—	—	—	—	—	—	25,000	—	1.04
	29/06/2009	—	—	—	—	—	—	—	105,000	—	0.95
	10/11/2009	—	—	—	—	—	—	581	100,000	1.72	1.13
Garry Chambers	15/05/2009	—	—	—	—	—	—	—	25,000	—	1.04
	29/06/2009	—	—	—	—	—	—	—	105,000	—	0.95
	10/11/2009	—	—	—	—	—	—	581	100,000	1.72	1.13
Adrian Oates	15/05/2009	—	—	—	—	—	—	—	25,000	—	1.04
	29/06/2009	—	—	—	—	—	—	—	105,000	—	0.95
	10/11/2009	—	—	—	—	—	—	581	100,000	1.72	1.13

(1)	The restricted fully paid shares of our common stock were awarded to the named executives on November 10, 2009 under the Employee Shares Plan. The Restricted Shares are not able to be traded until the earlier of three years from the date on which the Restricted Shares are issued or the date an employee ceases to be an employee of the Company or any of its associated group of companies.

(2)	The stock option awards shown in the table above are stock options that were awarded to the named executive officers as per the grant date indicated. With the exception of the stock options granted in June 2009, all options granted to employees in 2009 vest in three equal tranches over three years. In relation to the stock options granted in May 2009, the first tranche vests on December 31, 2009, the second tranche vests on December 31, 2010 and the third tranche vests on December 31, 2011. In relation to the stock options granted in November 2009, the first tranche vests on December 31, 2010, the second tranche vests on December 31, 2011 and the third tranche vests on December 31, 2012. The stock options granted in June 2009 vest in five tranches over five years. The first tranche, being 10% of the stock options granted, vests on December 31, 2010, the second tranche, being 20% of the stock options granted, vests on December 31, 2011, the third tranche, being 33% of the stock options granted, vests on December 31, 2012, the fourth tranche, being 24% of the stock options granted, vests on December 31, 2013 and the fifth tranche, being 13% of the stock options granted, vests on December 31, 2014. While an executive is an employee of the Company, their employee options issued on November 10, 2009 are not able to be traded until the Board of Directors (or its delegate) grants approval, which may be granted or withheld at its sole discretion, for the shares to be traded. The shares become immediately tradable if the Company’s executive ceases to be an employee of the Company and its associated group of companies.

(3)	The fair value of the option grants were estimated on the date of each grant using the Trinomial Lattice model.

(4)	The grant of options and the issue of shares to any of our directors require stockholder approval. On May 15, 2009, and June 29, 2009, our Board approved the grant of 37,500 and 142,500 ZEPOs, respectively, to our Executive Director/ Chief Executive Officer, Mr. Mark Morrisson. On November 10, 2009 our Board approved the grant of 150,000 market price Employee Options and 581 Restricted Shares, to Mr. Mark Morrisson. Approval for the grant of the ZEPOs, Employee Options and the issue of Restricted Shares to Mr. Mark Morrisson is being sought at the Meeting.

Narrative disclosure to summary compensation table and grants

Employee Option Plan

The Employee Option Plan was adopted by the Board of Directors in 2004 and approved by our stockholders in October 2006. The Employee Option Plan permits our Board to grant stock options to our employees. The number of employee options able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our certificate of incorporation. The ASX Listing Rules generally prohibit companies whose securities are quoted on the ASX from issuing securities exceeding 15% of issued share capital in any 12 month period, without stockholder approval. Broadly speaking, options are issued to staff under two categories — options to new staff and options to existing staff (recurring options). Options to new staff are generally granted within the year they commence employment and are typically market price Employee Options. Recurring options are issued based on the events that transpired during the year. The number of options to be granted as part of a recurring grant of options is determined within salary bands. Additional options may be granted at other times upon the achievement of predetermined key performance indicators. The Company currently intends to grant ZEPOs to senior executives of the Company on a recurring basis. Other senior employees will be granted market price Employee Options on a recurring basis. All employees will be granted Restricted Shares on a recurring basis.

When exercisable, each option is convertible into one share of common stock at an exercise price determined on the date of grant. The exercise price is determined by the Board at the time of approval of grant. The exercise price of all market price options have historically been calculated as the average closing price of the Company’s common stock on the ASX on the five days on which the Company’s common stock has traded prior to the approval of grant. The Company has also granted certain options with a zero exercise price. The contractual life of each option granted is up to ten years. No option holder has any right under the option to participate in any other issues of shares of our common stock or any other entity without first having exercised the options. Any exercise conditions must be satisfied before the options vest and become capable of exercise. Exercise conditions are determined by the Board at the time of grant of the options. This determination would typically follow a recommendation from the Remuneration and Nomination Committee. To date, we have not extended or undertaken any other modifications to outstanding options. In 2007, the exercise price of all employee options on issue at that time were adjusted in accordance with a formula set out in the ASX Listing Rules as a results of a renounceable rights issue capital raising undertaken by the Company. The Company has not otherwise repriced any of its options. The options lapse on such date determined by the Board at the time of grant or earlier in accordance with the Employee Option Plan. Options may be subject to adjustment in the event of a stock split, stock dividend, consolidation or other change in the structure of our capitalization. Options carry no dividend or voting rights.

Employee Share Plan

Our Employee Share Plan was adopted by the Board of Directors in 2009. The Employee Share Plan permits our Board to grant shares of our common stock to our employees. The number of shares able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our certificate of incorporation. All our employees are eligible for shares under the Employee Plan. The Company currently proposes to issue $1,000 worth of Restricted Shares to all employees of the Company on a recurring basis, but no more frequently than annually. The Restricted Shares have the same terms of issue as our existing shares of common stock but are not able to be traded until the earlier of three years from the date on which the Restricted Shares are issued or the date the relevant employee ceases to be an employee of the Company or any of its associated group of companies.

Executive Service Agreements

Remuneration and other terms of employment for the executive officers are formalized in executive service agreements. The terms and conditions of each of the employment agreements with our executive officers who continued to serve at December 31, 2009 are substantially similar, a summary of which is set out below:

•	the executive must devote his time and attention exclusively to our business and affairs and the business and affairs of Universal Biosensors Pty Ltd;

•	the executive is bound by customary confidentiality, intellectual property assignment and non competition clauses;

•	the executive’s salary is to be reviewed on an annual basis;

•	whilst there is no provision or contractual right to receive further compensation, the executive may be entitled to a discretionary cash bonus or be granted stock options under the Employee Option Plan as recommended by the Remuneration and Nomination Committee and determined by our Board of Directors from time to time;

•	each party has the right to terminate the agreement by giving three months notice to the other party;

•	we may also terminate the agreement, at any time with reasonable notice, if the executive is mentally or physically unfit to perform the executive’s duties for a total of two months in any 12 month period or, with immediate effect for cause, for default by the executive in the performance of the executive’s responsibilities or the discharge of the executive’s duties, for fraudulent or dishonest conduct by the executive or intemperate use of alcohol or drugs by the executive or conviction of the executive for the commission of a felony or willful or intentional injury to our business or affairs; and

•	each agreement, with the exception of the agreement with Dr. Oates, will terminate automatically on a date specified in the executive employment agreement unless extended by us from time to time. If the parties do not expressly extend the agreement, the executive’s employment will automatically extend for a further 12 months on the same terms. Dr. Oates’ agreement does not have a specific end date and terminates with notice in accordance with its terms.

Subject to applicable law, other than payments during the notice period and any outstanding annual leave and long service leave entitlements, no additional payments are payable on termination or change of control. All contracts with executives may be terminated early by either party with three months notice or immediately for cause.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2009 regarding equity awards, including unexercised stock options that had not vested, for each of the named executive officers.

	Option Awards
			Equity
			Incentive
			Plan
			Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying	Option
	Unexercised	Unexercised	Unexercised	Exercise	Option
	Options (#)	Options (#)	Unearned	Price	Expiration
Name	Exercisable	Unexercisable	Options (#)	(A$)	Date

Mark Morrisson	960,560	—	—	0.35	December 31, 2015
	45,000	—	—	1.18	March 22, 2017
	100,000	50,000	—	0.89	March 16, 2018
Salesh Balak	208,000	—	—	1.18	March 22, 2017
	66,666	33,334	—	0.89	March 16, 2018
	8,334	16,666	—	—	May 14, 2019
	—	105,000	—	—	June 28, 2019
	—	100,000	—	1.72	November 9, 2019
Alastair Hodges	768,448	—	—	0.30	December 30, 2013
	36,248	—	—	0.35	December 31, 2015
	36,000	—	—	1.18	March 22, 2017
	66,666	33,334	—	0.89	March 16, 2018
	8,333	16,667	—	—	May 14, 2019
	—	105,000	—	—	June 28, 2019
	—	100,000	—	1.72	November 9, 2019
Garry Chambers	576,336	—	—	0.30	December 30, 2013
	36,248	—	—	0.35	December 31, 2015
	36,000	—	—	1.18	March 22, 2017
	66,666	33,334	—	0.89	March 16, 2018
	8,333	16,667	—	—	May 14, 2019
	—	105,000	—	—	June 28, 2019
	—	100,000	—	1.72	November 9, 2019
Adrian Oates	266,666	133,334	—	1.20	September 18, 2017
	8,333	16,667	—	—	May 14, 2019
	—	105,000	—	—	June 28, 2019
	—	100,000	—	1.72	November 9, 2019

Option Exercises and Stock Vested

There have been no exercises of stock options, SARs or similar instruments, or vesting of stock, including restricted stock, restricted stock units or similar instruments, during fiscal year 2009 by any named executive officer.

Pension benefits

We do not provide pension benefits to our named executives. Instead, as required by Australian law, we contribute to standard defined contribution superannuation funds on behalf of all employees at an amount up to nine percent of each such employee’s salary. Superannuation is a compulsory savings program whereby employers are required to pay a portion of an employee’s remuneration to an approved superannuation fund that the employee is typically not able to access until they are retired. We permit employees to choose an approved and registered superannuation fund into which the contributions are paid.

Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation Plans

We do not maintain any non-qualified defined contribution or deferred compensation plans.

Potential payments upon Termination or Change-in-control

See “Executive Compensation — Narrative disclosure to summary compensation table and grants — Executive Service Agreements.”

Equity Compensation Plan Information

Set out below are details of the Employee Option Plan as at December 31, 2009.

	Equity Compensation Plan Information
	Number of Securities to be	Weighted Average Exercise
	Issued Upon Exercise of	Price of Outstanding	Number of Securities
	Outstanding Options,	Options, Warrants and Rights	Remaining for Future
Plan Category	Warrants and Rights	(A$)	Issuance

Equity compensation plans approved by security holders	10,039,486	0.85	(1)
Equity compensation plans not approved by security holders	330,000	0.78	(1)

Total	10,369,486	0.85

(1)	The number of employee options able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our certificate of incorporation. The Listing Rules of ASX generally prohibits companies whose securities are quoted on ASX from issuing securities exceeding 15% of issued share capital in any 12 month period, without stockholder approval.

INDEPENDENT PUBLIC ACCOUNTANTS

Appointment of Independent Registered Public Accounting Firm

Our Audit & Compliance Committee has appointed Pricewaterhouse Coopers as our independent public accountants for the fiscal year ended December 31, 2010. Representatives of Pricewaterhouse Coopers will be present at the Meeting, will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Audit Fees

Pricewaterhouse Coopers audited our financial statements for the year ended December 31, 2009.

		Year Ended December 31
		2009	2008
		A$	A$

(a) Audit Fees
	Annual Financial Statements	189,888	175,769
	Form 10-Q	114,837	127,000

		304,725	302,769
(b) Audit-Related Fees
	Government Grant Audit	6,900	6,900

		6,900	6,900
(c) Tax Fees
	Tax Returns	28,800	35,300
	Other tax Compliance and Advisory Services	16,500	—

		45,300	35,300
(d) All Other Fees
	Remuneration for Other Services	49,466	99,500

		49,466	99,500

Total		406,391	444,469

Tax fees payable to Pricewaterhouse Coopers is in relation to the review and filing of our consolidated Australian tax return prepared by us. It also includes tax advice we may have sought from time to time. All other fees represent preparatory work we have undertaken in conjunction with our auditors to comply with Section 404 of the Sarbanes-Oxley Act.

All audit and non-audit services to be performed by the Company’s independent accountant must be approved in advance by the Audit & Compliance Committee. The Audit & Compliance Committee may delegate to one member of the Audit & Compliance Committee or the Chief Financial Officer the authority to grant pre-approvals with respect to non-audit services. For audit services, each year the independent accountant provides the Audit & Compliance Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent accountant also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences. Accordingly, the Committee preapproved all of the fees last year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information known to us regarding beneficial ownership of our shares of common stock as of March 17, 2010 by the following persons:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	our executive officers;

•	our directors; and

•	our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are exercisable within 60 days. Information with respect to beneficial ownership has been furnished to us by each director, executive officer and owner of 5% or more of our shares. Holders of our CDIs have beneficial ownership of an equivalent number of our shares. Unless otherwise indicated, to our knowledge, each holder of our CDIs possesses sole power to direct CDN how to vote and has investment power over the shares listed, except for shares owned jointly with that person’s spouse.

The table below lists applicable percentage ownership based on 157,292,845 shares of common stock outstanding as of March 17, 2010 and 5,808,324 options to purchase our shares that are exercisable as of March 17, 2010 and within 60 days of this date. Options to purchase our shares that are exercisable within 60 days of March 17, 2010 are deemed to be beneficially owned by the person holding these options for the purpose of computing percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other holder.

Unless otherwise indicated in the table below, the address for each of the persons listed in the table below is c/o Universal Biosensors, Inc., 1 Corporate Avenue, Rowville, Victoria 3178.

Name and Address	Number of	Percentage
of Beneficial Owner	Shares(1)	of Class

Mark Morrisson(2)	1,105,560	*
Salesh Balak(3)	283,581	*
Cameron Billingsley(4)	200,000	*
Garry Chambers(5)	2,474,919	1.57%
Alastair Hodges Ph.D.(6)	3,964,692	2.51%
Adrian Oates Ph. D.(7)	275,580	*
Andrew Denver(8)	7,932,005	5.04%
Colin Adam Ph.D(9)	6,626,951	4.21%
Denis Hanley(10)	8,303,994	5.28%
Andrew Jane(11)	17,794,384	11.31%
Elizabeth Wilson(12)	2,044,700	1.30%
Marshall Heinberg(13)	—	*
Total Directors and Executives as a group (12 persons)	51,006,366	31.77%
Johnson & Johnson Development Corporation(14)	18,231,729	11.59%
CM Capital Venture Trust No. 3(15)	17,794,384	11.31%
PFM Cornerstone Ltd(16)	13,476,406	8.57%
George Kepper Superannuation Fund/George Kepper(17)	8,582,636	5.46%

*	Represents beneficial ownership of less than one percent of our outstanding ordinary shares.

(1)	Includes shares issuable pursuant to options exercisable as of March 17, 2010 and within 60 days of this date. The figures represent the amounts last notified to us unless otherwise stated. The relevant stockholders may have acquired or disposed of shares since the last notification that are not reflected.

(2)	Includes 1,105,560 options exercisable as of March 17, 2010 and within 60 days of this date.

(3)	Includes: (i) 8,334 shares in the form of CDIs Mr. Balak holds directly; (ii) 274,666 options exercisable as of March 17, 2010 and within 60 days of this date; and (iii) 581 restricted fully paid shares.

(4)	A trust of which Mr. Billingsley is a potential beneficiary holds 200,000 shares in the form of CDIs.

(5)	Includes: (i) 1,759,088 shares in the form of CDIs Mr. Chambers holds directly; (ii) 581 restricted fully paid shares; and (iii) 715,250 employee options exercisable as of March 17, 2010 and within 60 days of this date.

(6)	Includes: (i) 3,056,749 shares in the form of CDIs Dr. Hodges holds directly; (ii) 581 restricted fully paid shares; and (iii) 907,362 employee options exercisable as of March 17, 2010 and within 60 days of this date.

(7)	Includes: (i) 8,334 shares in the form of CDIs Mr. Oates holds directly; 266,666 options exercisable as of March 17, 2010 and within 60 days of this date; and (ii) 581 restricted fully paid shares.

(8)	Includes: (i) 1,087,425 shares in the form of CDIs Mr. Denver holds directly; (ii) 1,181,812 shares in the form of CDIs held by a trust of which Mr. Denver is a potential beneficiary; (iii) 5,662,768 shares in the form of CDIs held by The Principals Cornerstone Fund Pty Ltd on trust for Mr. Denver.

(9)	Includes: (i) 964,183 shares in the form of CDIs held by a superannuation fund of which Dr. Adam is a potential beneficiary; (ii) 5,662,768 shares in the form of CDIs held by The Principals Cornerstone Fund Pty Ltd on trust for Dr. Adam.

(10)	Includes: (i) 2,313,230 shares in the form of CDIs which Mr. Hanley holds directly; (ii) 279,105 shares in the form of CDIs held by a superannuation fund of which Mr. Hanley is a potential beneficiary and 48,889 shares in the form of CDIs held by a trust of which Mr. Hanley is a potential beneficiary; (iii) 5,662,770 shares held by The Principals Cornerstone Fund Pty Ltd on trust for Mr. Hanley.

(11)	Includes: (i) 14,286,272 shares in the form of CDIs held by CM Capital Investments Pty Ltd as trustee of CM Capital Venture Trust No. 3; and (ii) 3,508,112 shares in the form of CDIs held by CM Capital Investments Pty Ltd as trustee of CM Capital 3A. Andrew Jane is a partner of CM Capital Investments Pty Ltd. Mr. Jane may be taken to have an indirect pecuniary interest in an indeterminate portion of all shares of common stock held by CM Capital Investments Pty Ltd as trustees for CM Capital Venture Trust No. 3 and CM Capital 3A. Mr. Jane disclaims beneficial ownership in such shares, except to the extent of his pecuniary interest therein.

(12)	Includes: (i) 1,600,000 shares in the form of CDIs Dr. Wilson holds directly; (ii) 44,700 shares in the form of CDIs held as trustee; and (iii) 400,000 shares in the form of CDIs held by a superannuation fund of which Dr. Wilson is a director and a potential beneficiary.

(13)	Mr. Heinberg is also a non-controlling shareholder of PFM Cornerstone Ltd, and does not have investment control. PFM Cornerstone Ltd holds 13,476,406 shares in the form of CDIs.

(14)	Johnson & Johnson Development Corporation is a wholly owned subsidiary of Johnson and Johnson Corporation. The address of Johnson & Johnson Development Corporation is 410 George Street, New Brunswick, NJ 08901, US.

(15)	Includes (i) 14,286,272 shares in the form of CDIs held by CM Capital Investments Pty Ltd as trustee of the CM Capital Venture Trust No. 3; and (ii) 3,508,112 shares in the form of CDIs held by CM Capital Investments Pty Ltd as trustee of CM Capital 3A. The address of CM Capital Investments Pty Ltd is Level 9, 545 Queen Street, Brisbane QLD 4000, Australia.

(16)	The address of PFM Cornerstone Ltd is PO Box Q92 Queen Victoria Building NSW 1230, Australia. Each of Messrs. Denver, Hanley and Dr. Adam is a non-controlling shareholder, director and executive officer of PFM Cornerstone Ltd, none of whom has investment control. Mr. Heinberg is also a non-controlling shareholder of PFM Cornerstone Ltd, and does not have investment control.

(17)	George Kepper Superannuation Fund’s shares in the form of CDIs are held on trust by Kaasim Pty Ltd. Mr. Kepper is a beneficiary of the George Kepper Superannuation Fund. The address of the George Kepper Superannuation Fund/ George Kepper is 266-268 Maroondah Highway Mooroolbark Victoria 3138, Australia.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Each of our executive officers is a party to an executive service agreement with us. See “Executive Compensation — Narrative disclosure to summary compensation table and grants — Executive Service Agreements.” In addition, we have entered into indemnification agreements with our directors and certain of our executive officers in addition to the indemnification provided for in our amended and restated certificate of incorporation and our amended and restated by-laws.

Since 2004, PFM Legal Pty Ltd has been engaged to provide general legal and company secretarial services to Universal Biosensors Pty Ltd pursuant to a standard legal letter of engagement. Since February 26, 2007, PFM Legal Pty Ltd has provided the services of the principal of PFM Legal Pty Ltd, Mr. Billingsley, as our Corporate Secretary. PFM Legal Pty Ltd was paid approximately A$203,892, A$192,970, and A$376,277 for the years ended December 31, 2009, 2008 and 2007, respectively in connection with the provision of general legal and company secretarial services to Universal Biosensors Pty Ltd.

Johnson & Johnson Development Corporation, a wholly owned subsidiary of Johnson and Johnson Corporation, owns approximately 12% of the Company’s shares. The Company is party to a Development and Research Agreement and a Master Services and Supply Agreement with LifeScan, Inc., a wholly owned subsidiary of Johnson & Johnson Corporation.

The following transactions occurred with LifeScan, Inc.:

	As of December, 31
	2009	2008
	A$	A$

Current Receivables
Reimbursement of expenses	—	31,919
Sale of goods	396,378	—
Sale of services	19,019	—

	415,397	31,919

Sale of Goods and Services
Revenue from products	132,733	—
Revenue from services	2,850,071	3,121,754
Research and development income	1,337,125	1,170,190
Milestone payment	17,722,641	—

	22,042,570	4,291,944

Operating costs & expenses
Support services provided by LifeScan	—	1,064,736

Other transactions with LifeScan, Inc. are detailed as follows:

•	the Company received an initial non-refundable fee of A$1,131,222 in 2008 in consideration for the grant of certain rights to LifeScan pursuant to the Master Services and Supply Agreement; and

•	the Company was reimbursed A$477,898 in 2008 for certain expenditure incurred on behalf of LifeScan, Inc.

Our relationship with LifeScan, Inc. is described in more detail in our Annual Report on Form 10-K accompanying this Proxy Statement

Related Party Transaction Policy and Procedure

Pursuant to our Bylaws, a majority of disinterested directors or stockholders will be required to approve any material related party transactions involving our executive officers or directors. Additionally, we will seek approval of stockholders in relation to any material related party transactions as may be required under the Listing Rules of ASX.

OTHER MATTERS

Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors and other persons who beneficially own more that 10% of a registered class of our equity securities file with the SEC reports of ownership and reports of changes in ownership of shares and other equity securities. Such executive officers and directors and other persons who beneficially own more that 10% of a registered class of our equity securities are required by the SEC to furnish us with copies of all Section 16(a) filed by such reporting persons.

Based solely on our review of such forms furnished to us or written representations provided to us by the reporting person, we believe that all filing requirements applicable to our executive officers, directors and other persons who beneficially own more that 10% of a registered class of our equity securities were complied with in the financial year ended December 31, 2009 other than (i) a delinquent report on Form 4 filed on December 8, 2009 by each of Mr. Balak, Mr. Chambers, Dr. Hodges and Mr. Oates reporting each of their beneficial ownership interests following the grants of options to acquire shares of the Company’s common stock in the amounts of 25,000, 105,000 and 100,000 on May 15, 2009, June 29, 2009 and November 10, 2009, respectively, as well as the acquisition of 581 share on November 11, 2009 and (ii) a delinquent report on Form 4 filed by Dr. Wilson on May 27, 2009 reporting her beneficial ownership interest following the acquisition of 78,863 shares.

2011 Stockholder Proposals

Under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2011 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our corporate headquarters, in care of our Corporate Secretary. We must receive all submissions no later than November 26, 2010. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. The Board reviews all stockholder proposals.

Alternatively, under our Bylaws, if a stockholder does not want to submit a proposal for the 2011 meeting for inclusion in our proxy statement under Rule 14a-8, or intends to nominate a person as a candidate for election to the Board directly (rather than through our Nominating and Corporate Governance Committee), the stockholder may submit the proposal or nomination to our Corporate Secretary between January 13, 2011 and February 14, 2011. However, if the date of the 2011 meeting is changed by more than 30 days from the anniversary of the 2010 meeting, our Corporate Secretary must receive the notice no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Stockholders who intend to nominate an individual for election to the Board or to bring any other business before a meeting of stockholders must follow the procedures outlined in Sections 4.10 and/or 4.11 of Article IV of our Bylaws. We will not entertain any proposals or nominations at the annual meeting that do not comply with these requirements. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. Our Bylaws are posted on our Web site at www.universalbiosensors.com in the “Corporate Governance” section under “Investor information.” To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary.

Other Business

Management is not aware of any matters to be presented for action at the Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

SHAREHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS

Any stockholder who wishes to send any communications to the Board or to individual directors should deliver such communications to the Company’s executive offices, 1 Corporate Avenue, Rowville VIC 3178, Attention: Corporate Secretary (companysecretary@universalbiosensors.com). Any such communication should indicate whether the communication is intended to be directed to the entire Board or to a particular director(s), and must indicate the number of shares of common stock beneficially owned by the stockholder. The Corporate Secretary will forward appropriate communications to the Board and/or the appropriate director(s). Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

AVAILABILITY OF FORM 10-K

We are providing without charge to each person solicited by this Proxy Statement a copy of our Annual Report, including our financial statements but excluding the exhibits to Form 10-K. The Annual Report includes a list of the exhibits that were filed with the Form 10-K, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, please contact our Corporate Secretary, Cameron Billingsley at +612 8115 9801 or write us at 1 Corporate Avenue, Rowville VIC 3178. You may also send an email to us at companysecretary@universalbiosensors.com. Our Annual Report on Form 10-K and our other filings with the SEC, including the exhibits, are also available for free on the SEC’s Internet site (http://www.sec.gov).

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov. The Company’s Annual Report on Form 10-K was mailed along with this Proxy Statement.

For directions to the Meeting, please call +61 (2) 8115 9805 or +61 (3) 9213 9000.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 19, 2010. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our Annual Report and Proxy Statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.

If any stockholders in your household wish to begin receiving separate Annual Reports and separate Proxy Statements, they may call our Corporate Secretary, Cameron Billingsley, at +612 8115 9801 or write us at 1 Corporate Avenue, Rowville VIC 3178. They may also send an email to us at companysecretary@universalbiosensors.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and Proxy Statements by calling or writing to the Corporate Secretary at 1 Corporate Avenue, Rowville VIC 3178 or by email at companysecretary@universalbiosensors.com.

BY ORDER OF THE BOARD OF DIRECTORS

Cameron Billingsley
Corporate Secretary
Universal Biosensors, Inc.

Universal Biosensors Inc. ARBN 121 559 993 Proxy card	Share Registry: REGISTRIES LIMITED GPO Box 3993 Sydney NSW 2001 Level 7, 207 Kent Street Sydney NSW 2000 Tel: + 61 2 9290 9600 Fax: + 61 2 9290 9655
     Name & Address
Appointment of Proxy
Your proxy is solicited by the Board of Directors of Universal Biosensors, Inc. (“Company”). Your shares will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. If no specific instructions are given, your shares will be voted for the election of all nominees as directors and, unless otherwise specified, for proposals 2 and 3, even if the designated proxy appointed has an interest in the outcome of the resolutions. This proxy will be voted in the discretion of the proxies as to any other matter that may come before the Annual Meeting.
If you wish to appoint a proxy to attend and vote at the Annual Meeting on your behalf please complete this proxy card and submit it in accordance with the directions overleaf.
I/We being a stockholder of Universal Biosensors, Inc. and entitled to attend and vote appoint:

Write here the name of the person you are appointing as proxy (or failing him or her or if no proxy is specified, the Company Secretary of the Company).
as my/our proxy to vote for me/us and on my/our behalf in accordance with the following directions at the annual meeting to be held at 10:00 am Australian Eastern Standard Time on May 13, 2010 at Level 12, 117 York Street, Sydney NSW 2000, Australia, and at any adjournment of that meeting in respect of the resolutions outlined below.
This proxy card is to be used in respect of                               (insert number) shares of common stock I/we hold. You may appoint more than one proxy. Please copy this form if you require multiple forms.
Voting directions to your proxy – please mark ☒ to indicate your directions

Please mark with an X to indicate your directions.	For	Against	Abstain*

Proposal 1

Re-election of Mr. Marshall Heinberg	☐	☐	☐

Re-election of Dr. Colin Adam	☐	☐	☐

Proposal 2 Approval of remuneration report	☐	☐	☐

Proposal 3

Grant of zero exercise price employee options to Mr. Mark Morrisson	☐	☐	☐

Grant of market price employee options to Mr. Mark Morrisson	☐	☐	☐

Grant of restricted shares of common stock to Mr. Mark Morrisson	☐	☐	☐

*Stockholders should be aware that under applicable United States rules, abstaining from the vote with respect to proposal 2 or 3 has the effect of a vote AGAINST the relevant proposal.
The undersigned acknowledges receipt with this Proxy card of a copy of the Notice of Annual Meeting and Proxy Statement for the Company’s 2010 Annual Meeting that more fully describe the proposals set forth herein.
PLEASE SIGN HERE - This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Shareholder 1	Joint Shareholder 2	Date

Sole Director & Sole Company Secretary	Director

Annual Meeting	Universal Biosensors, Inc.

Proxy card

INSTRUCTIONS FOR COMPLETING PROXY CARD
SIGNING INSTRUCTIONS

You must sign this form as follows in the spaces provided:

Individual:	Where the holding is in one name, the holder must sign.

Joint Holding:	Where the holding is in more than one name, all of the shareholders should sign.

Power of Attorney:	If you are signing under a Power of Attorney, you must lodge an original or certified photocopy of the appropriate Power of Attorney with your completed Proxy card.

Companies:	Only duly authorized officer/s can sign on behalf of a company. Please indicate the office held by signing in the appropriate box or boxes.
DELIVERY ADDRESSES

Duly executed proxy cards must be returned to Registries Limited or the Company no later than 10:00 a.m. Australian Eastern Standard Time on May 13, 2010 in the manner set out below. Alternatively you may deliver your completed proxy card to us at the meeting.

Hand deliveries:	Registries Limited Level 7, 207 Kent Street Sydney NSW 2000

Postal address:	Registries Limited GPO Box 3993 Sydney NSW 2001

Universal Biosensors, Inc. 1 Corporate Avenue Rowville VIC 3178

Fax number:	Registries Limited on +61 2 9290 9655 Universal Biosensors, Inc. on +61 3 9213 9099

Universal Biosensors Inc. ARBN 121 559 993 CDI Voting Instruction Form	Share Registry: REGISTRIES LIMITED GPO Box 3993 Sydney NSW 2001 Level 7, 207 Kent Street Sydney NSW 2000 Tel: + 61 2 9290 9600 Fax: + 61 2 9290 9655

Barcoded CDI holder Reference Number
Annual Meeting – May 13, 2010
Your Voting Instructions are being sought so that CHESS Depositary Nominees Pty Ltd (“CDN”) may respond to a proxy solicitation on behalf of the Board of Directors of Universal Biosensors, Inc. (“Company”). The underlying shares represented by these Voting Instructions will be voted as specified by the undersigned. These Voting Instructions revoke any prior Voting Instructions given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld, the underlying shares represented by a signed CDI Voting Instruction Form will be voted for the election of all nominees as directors and, unless otherwise specified, the underlying shares represented by a signed CDI Voting Instruction Form will be voted for proposals 2 and 3 even if the proxy appointed by you has an interest in the outcome of the resolutions. The underlying shares will be voted in the discretion of the proxies as to any other matter that may come before the Annual Meeting. You can give your voting instructions either online or by completing and returning this form.
TO GIVE YOUR VOTING INSTRUCTIONS ONLINE

STEP 1: VISIT www.registries.com.au/vote/ubiagm2010 STEP 2: Enter your holding/Investment type STEP 3: Enter your SRN/HIN and VAC: <VAC NUMBER>
alternatively, please complete the following:
I/We being a holder of CHESS Depositary Interests (“CDIs”) of the Company hereby instruct:

CDN to direct its designated proxy, (mark box with an “X” )	OR the following nominated proxy,
(Enter the name of the person you wish CDN to appoint: (If no nominated proxy is specified above, CDN will direct its designated proxy), to vote the shares underlying my/our CDI holding at the annual meeting of the Company to be held at 10:00 am Australian Eastern Standard Time on May 13, 2010 at Level 12, 117 York Street, Sydney NSW 2000, Australia, and at any adjournment of that meeting in respect of the proposals outlined below.

Please mark with an X to indicate your directions.	For	Against	Abstain*

Proposal 1

Re-election of Mr. Marshall Heinberg	☐	☐	☐

Re-election of Dr. Colin Adam	☐	☐	☐

Proposal 2 Approval of remuneration report	☐	☐	☐

Proposal 3

Grant of zero exercise price employee options to Mr. Mark Morrisson	☐	☐	☐

Grant of market price employee options to Mr. Mark Morrisson	☐	☐	☐

Grant of restricted shares of common stock to Mr. Mark Morrisson	☐	☐	☐

*CDI Holders should be aware that under applicable United States rules, abstaining from the vote with respect to proposals 2 and 3 has the effect of a vote AGAINST such proposal.
By executing this CDI Voting Instruction Form the undersigned hereby authorizes CHESS Depository Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such other business as may properly come before the annual meeting. The undersigned acknowledges receipt with this CDI Voting Instruction Form of a copy of the Proxy Statement for the Company’s 2010 Annual Meeting that more fully describe the proposals set forth herein.
PLEASE SIGN HERE This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Shareholder 1	Joint Shareholder 2	Date

Sole Director/ Company Secretary	Director

Annual Meeting CDI Voting Instruction Form	Universal Biosensors Inc ARBN 121 559 993
INSTRUCTIONS FOR COMPLETING THIS FORM
1.	Your vote is important

Holders of CDIs have the right to attend stockholders’ meetings of the Company and to direct CDN, as the holder of record of the underlying shares of common stock represented by their CDIs, how it should vote the underlying shares of common stock represented by their CDIs. If CDN does not receive a direction from a CDI holder as to how to vote the underlying shares represented by those CDIs, those shares will not be voted and will not be considered present at the meeting for quorum purposes.

2.	Instructing CDN to direct your vote

Holders of CDIs who wish to direct CDN how to vote the underlying shares of common stock represented by their CDIs should: (i) vote online by following the instructions at: www.registries.com.au/vote/ubiagm2010; or (ii) complete and return this CDI Voting Instruction Form to Registries or the Company.

3.	Instructing CDN to nominate a proxy

A holder of CDIs will be entitled to vote at the meeting only if such holder directs CDN to designate such holder as proxy to vote the underlying shares of common stock represented by CDIs held by such holder.

4.	Signing Instructions

Each CDI holder must sign this form as follows in the spaces provided:

Individual:	Where the CDIs are held in one name, the registered CDI holder must sign in the signature box.

Joint Holding:	Where the CDIs are held in joint names, all of the registered CDI holders must sign in the signature boxes.

Power of Attorney:	If you are signing under a Power of Attorney, you must lodge an original or certified photocopy of the appropriate Power of Attorney with your completed CDI Voting Instruction Form.

Companies:	Only duly authorized officer/s can sign on behalf of a company. Please indicate the office held by signing in the appropriate box or boxes.
5.	Lodgement of an Instruction Form

Holders of CDIs who are not attending the meeting must give their voting instructions online or return their duly executed Voting Instructions, via this CDI Voting Instruction Form, to Registries Limited or the Company no later than 10:00 a.m. Australian Eastern Standard Time on May 13, 2010 in the manner set out below. Alternatively you may deliver your completed CDI Voting Instruction Form to us at the meeting. If you are entitled to provide voting instructions and you have submitted your instructions online or via a CDI Voting Instruction Form, you may revoke your instructions at any time before the meeting by delivering a written revocation to the Secretary of the Company or by delivering a duly executed proxy or CDI Voting Instruction Form bearing a later date.

Hand deliveries:	Registries Limited Level 7, 207 Kent Street Sydney NSW 2000

Postal address:	Registries Limited GPO Box 3993 Sydney NSW 2001

Universal Biosensors, Inc. 1 Corporate Avenue Rowville VIC 3178

Fax number:	Registries Limited on +61 2 9279 0664 Universal Biosensors, Inc. on +61 3 9213 9099
Alternatively, give your voting instruction online at: www.registries.com.au/vote/ubiagm2010